Exhibit 6.20

Buyer(s): Neptune Rem LLC, a Delaware limited liability company, Community: The Townes at Prestleigh, Plat: //, Address: 405 BELGIAN RED WAY, Sales Rep: Sam Destefano Job: 786560344 Printed: 9/18/2025 Page 1 of 8 Home Purchase Agreement (RAL-FYT) (rev. 2.23.22 HOME PURCHASE AGREEMENT In consideration of the reciprocal covenants stated herein, D.R. Horton, Inc., (“Seller”) and Neptune Rem LLC, a Delaware limited liability company (collectively, “Purchaser”) agree as follows: 1. CONVEYANCE. Seller shall sell to Purchaser and Purchaser shall purchase from Seller all that certain parcel or tract of land located in WAKE County, NC, with a street address of 405 BELGIAN RED WAY, WAKE FOREST, NC 27587, more particularly described as Lot 0344 Block , The Townes at Prestleigh Subdivision (the “Lot”), together with all improvements thereon and all appurtenances thereto collectively referred to as the “Property.” 2. PURCHASE PRICE AND METHOD OF PAYMENT. Subject to adjustment as may be provided herein, the Purchase Price for the Property shall be: Two Hundred Eighty Two Thousand Seven Hundred Sixty and 00/100 Dollars ($282,760.00) to be paid in cash as provided herein. The following is a breakdown of the Purchase Price as of the Effective Date (defined in Section 19 below): Base Price $302,490.00 Plus Lot Premium + $4,000.00 Plus Options Selected To Date + $ 0.00 Minus Option Incentive $ 0.00 Special Adjustment(s) <$23,730.00> Total Purchase Price $282,760.00 Purchaser acknowledges that the Special Adjustment(s) shown above shall be provided to Purchaser as a credit against the Purchase Price only if Purchaser complies all of the terms and conditions of this Agreement and that such Special Discount shall be forfeited by Purchaser if Purchaser breaches the Agreement in any respect. Purchaser further acknowledges that the above-stated Incentives are subject to the terms and conditions (including, without limitation, closing deadlines) set forth in Seller’s marketing materials pertaining to such Incentives. The terms of the subsection (a or b) checked below shall also apply. {{$rb0d11}} a. No Financing Contingency. Purchaser shall pay to Seller the Purchase Price in cash at Closing (See Section 16 below). Within five (5) business days of the Effective Date, Purchaser shall provide documentation to Seller that will verify to Seller’s reasonable satisfaction that Purchaser has the available funds necessary to purchase the Property according to the terms of this Agreement. If Purchaser does not provide such documentation to Seller within that time period, then Seller may at its option terminate this Agreement by providing written notice to Purchaser of termination, in which event Seller shall retain the Earnest Money (see Section 4 below) and neither party shall have any further obligation or liability to the other hereunder. {{$rb0d12}} b. Financing Contingency (1) Purchaser shall use its best efforts to obtain a loan in the principal amount of no more than % of the Purchase Price, reduced to the next lowest hundred dollars, (the “Loan”) to be secured by a first priority mortgage on the Property. The proceeds of the Loan, together with the balance of the Purchase Price, shall be paid to Seller by Purchaser in cash or other immediately available funds at Closing. (2) Purchaser shall apply for the Loan within three (3) business days after the Effective Date. Failure by Purchaser to apply for the Loan within that time-period or to pursue approval of the Loan diligently thereafter shall constitute a material breach of this Agreement by Purchaser. Within seven (7) days after the Effective Date, Purchaser shall provide Seller with a letter from Purchaser’s lender confirming that Purchaser has pre-qualified for the Loan (the “Pre-qualification Letter”). Within twenty-one (21) days of the Effective Date, Purchaser shall provide Seller with a letter from Purchaser’s lender confirming that the Loan has been conditionally approved (the “Conditional Approval Letter”). Within thirty (30) days of the Effective Date, Purchaser shall provide Seller with a letter from Purchaser’s lender confirming that the Loan has been fully and finally approved, with no conditions or contingencies (the “Final Approval Letter”). If Purchaser fails to provide the Pre-qualification Letter, the Conditional Approval Letter or the Final Approval Letter to Seller within the applicable required time-period, then Seller, at Seller’s option, may terminate this Agreement upon written notice to Purchaser, in which event the Earnest Money shall be refunded to Purchaser if Purchaser is not in breach of this Agreement, and thereafter neither party shall have any further liability or obligation to the other hereunder. (3) Purchaser acknowledges that there are many different loan programs available from many different lenders. Purchaser understands and acknowledges that certain loan/credit approvals are only valid for up to one hundred twenty (120) days. Purchaser shall update loan/credit approval documentation as needed in order to maintain current loan approval up until the date of closing. Purchaser agrees to execute all papers and perform all other actions necessary to obtain the Loan and to accept the Loan if approved by lender. Purchaser shall, in addition to the payment of principal and interest upon the Loan, pay at Closing such amounts as may be required by the lender to establish or maintain an escrow for insurance, property taxes or private mortgage insurance. (4) FOR FHA/VA LOANS ONLY:

Buyer(s): Neptune Rem LLC, a Delaware limited liability company, **Community:** The Townes at Prestleigh, **Plat:** //, **Address:** 405 BELGIAN RED WAY, **Sales Rep:** Sam Destefano

Job: 786560344
Printed: 9/18/2025

(i) **FHA Amendatory Clause.** If Purchaser applies for and obtains a commitment for an FHA-insured loan, then, notwithstanding any other provisions of this Agreement, Purchaser shall not be obligated to complete the purchase of the Property or to incur any penalty, by forfeiture of earnest money or any other deposit, or otherwise, unless Purchaser has been given, in accordance with HUD/FHA requirements, a written statement by the Federal Housing Commissioner or a Direct Endorsement lender setting forth the appraised value of the Property of not less than $282,760.00. Purchaser shall have the privilege and option of proceeding with consummation of the Agreement without regard to the amount of the appraised valuation. The appraised valuation is arrived at to determine the maximum mortgage the Department of Housing and Urban Development will insure. HUD does not warrant the value or condition of the Property. Purchaser should satisfy himself/herself that the price and condition of the Property are acceptable.

(ii) **Escape Clause for VA Loans:** It is expressly agreed that, if Purchaser applies for and obtains a commitment for a VA-guaranteed mortgage loan, then, notwithstanding any other provisions of the Agreement, Purchaser shall not incur any penalty, by forfeiture of earnest money or any other deposit, or otherwise, nor shall Purchaser be obligated to complete the purchase of the Property if the Purchase Price or cost exceeds the reasonable value of the Property established by the Department of Veterans Affairs. Purchaser shall, however, have the privilege and option of proceeding with the consummation of the Agreement without regard to the amount of the reasonable value established by the Department of Veterans Affairs (Authority: 38 U.S.C. 501, 3703(c)(1)).

(iii) **Additional Funding:** Purchaser agrees that, should Purchaser elect to complete the purchase of the Property at an amount in excess of the appraised value, Purchaser shall pay such excess amount in cash from a source Purchaser agrees to disclose to the FHA or VA (as applicable) and that Purchaser represents will not be from borrowed funds, except as approved by the FHA or VA (as applicable).

(5) Except as provided in Section 2(b)(4) above, Purchaser's obligations under this Agreement are not contingent upon any appraisal of the Property. Seller shall have no obligation to adjust the Purchase Price or otherwise compensate Purchaser if Purchaser is unable to obtain an appraisal of the Property equal to or exceeding the Purchase Price. In the event the Purchaser's appraisal reduces the amount of financing available from Purchaser's lender, Purchaser will be responsible for tendering additional funds at Closing.

3. RESERVED.

4. DEPOSITS.

a. Earnest Money. The parties hereby acknowledge that, as of the Effective Date, Purchaser has delivered to Seller an earnest money deposit in the amount shown below (the "Initial Deposit"). Purchaser shall deposit with Seller Additional Deposits in the amounts shown below by the due dates shown below. The Initial Deposit and any additional deposits of earnest money paid by Purchaser to Seller are hereinafter referred to as the "Earnest Money," both individually and collectively. Failure by Purchaser to deliver to Seller any Additional Deposit by the applicable due date shall constitute a material breach of this Agreement by Purchaser. The schedule of Earnest Money deposits is as follows:

Earnest Deposits					
Due Date	Collection Date	Payment Type	Check Number	Deposit Amount	Collection Amount
09/17/2025				$5,655.20	$5,655.20
	09/17/2025	Check	1234		$5,655.20
	Note: Funds to be received after all parties have signed				
			Total	**$5,655.20**	**$5,655.20**

The Earnest Money shall be deposited with Seller in its general account upon execution of this Agreement by Seller. Purchaser acknowledges that the Earnest Money will be commingled with other funds of Seller and may be used by Seller for any purpose.

b. Disbursement. The Earnest Money shall be retained by Seller except as otherwise expressly stated in this Agreement. At Closing, the Earnest Money shall be credited to Purchaser against the Purchase Price; otherwise, the Earnest Money shall be disbursed as provided herein. If any dispute arises between Purchaser and Seller as to the final disposition of all or part of the Earnest Money, Seller may, but shall not be required to, interplead all or any disputed part of the Earnest Money into a court of competent jurisdiction. If Seller interpleads the Earnest Money into a court, Seller shall be entitled to recover the costs of such interpleader, including reasonable attorney's fees incurred in connection with the interpleader, from the Earnest Money.

c. Deposits of VA Borrowers.

i. Purchaser Notice Regarding Mortgage Loan. Purchaser hereby represents that it [*SELECT ONE*] ○ DOES / ◉ DOES NOT intend to apply for and obtain a mortgage loan guaranteed by the U.S. Department of Veterans Affairs (a "*VA Loan*") to purchase the Property. **IF PURCHASER DOES NOT CURRENTLY INTEND TO OBTAIN A VA LOAN, BUT LATER DECIDES TO OBTAIN A VA LOAN, PURCHASER SHALL PROMPTLY NOTIFY SELLER IN WRITING**.

ii. Trust Account; Disbursement. Notwithstanding any other provision of this Agreement, if Purchaser obtains a VA Loan, then the Earnest Money, Option Money (hereinafter defined), and all other sums deposited by Purchaser pursuant to this Agreement (collectively, the "*Deposits*") shall be deposited in a trust account that is safeguarded from the claims of creditors of Seller until the Deposits are (A) disbursed at Closing or (B) otherwise applied or disbursed in accordance with the terms of this Agreement.

5. SURVEY. At Closing, Seller shall provide Purchaser with a plat of survey of the Lot performed by an independent, licensed surveyor, showing all structures and other improvements located on the Property as of the date of the survey (the "Survey"). At Closing, Purchaser shall pay Seller a reasonable fee of Three Hundred and Fifty Dollars ($350.00) for obtaining and providing the Survey (the "Survey Fee"). Seller makes no warranty or representation whatsoever regarding the quality, accuracy or reliability of the Survey. Seller makes no warranty or representation whatsoever regarding the quality, accuracy or reliability of any survey of the

Page 2 of 8 Home Purchase Agreement (RAL-FYT) (rev. 2.23.22

Buyer(s): Neptune Rem LLC, a Delaware limited liability company, Community: The Townes at Prestleigh, Plat: //, Address: 405 BELGIAN RED WAY, Sales Rep: Sam Destefano Job: 786560344 Printed: 9/18/2025 Page 3 of 8 Home Purchase Agreement (RAL-FYT) (rev. 2.23.22 Property obtained for the benefit Purchaser pursuant to this subsection, and Purchaser shall look solely to the surveyor for same. Purchaser acknowledges that any title insurance policy issued in favor of Purchaser may contain an exception from coverage for all matters that would be revealed by a current survey of the Property. Initials {{$ini3}} Seller Initials {{$ini2}} Buyer 6. WARRANTY OF TITLE. Seller shall convey insurable fee simple title in and to the Property to Purchaser at Closing by special or limited warranty deed (the “Deed”), subject to: (a) zoning ordinances affecting the Property; (b) utility, drainage and other easements, deed restrictions or other conditions or restrictions of record upon which do not prevent use or enjoyment of the Lot or the House constructed thereon; (c) subdivision covenants, conditions and restrictions; (d) all matters shown on the final plat for the subdivision where the Property is located; and (e) any matters that would be shown or revealed by a current survey of the Lot. As used in this Agreement, “insurable fee simple title” shall mean title which a title insurance company licensed to do business in North Carolina will insure at its regular rates, subject only to its standard exceptions and those exceptions listed in subsections (a) through (d) above. 7. TITLE EXAMINATION. Purchaser shall have until ten (10) days prior to the Closing Date (as defined in Section 16 below) to examine title to the Property and to furnish Seller with a written statement of any exceptions to insurable title. If Purchaser does not serve Seller with notice of exception to insurable title prior to that date, Purchaser shall have waived any objection to title to the Property as it existed as of the Effective Date. If Purchaser does serve such notice on Seller prior to that date, the notice shall specify and itemize the exceptions to insurable title. If Seller does not remove any exceptions to insurable title within a reasonable time, Purchaser shall have the right to terminate this Agreement and to receive a refund of the Earnest Money and Option Money (as defined in Exhibit B attached hereto), if any, paid to Seller. Under no circumstances shall Seller be obligated or required to remove or cure any exception to title to the Property that is a permissible exception to insurable title as defined in Section 6 above. 8. DESTRUCTION. If the home built on the Lot (the “House”) is either totally destroyed or substantially damaged (as determined by Seller in its sole discretion) before Closing, either party may terminate this Agreement by written notice to the other within ten (10) days after the date of such destruction. From and after the Closing (see Section 16 below), all risk of loss to the Property shall be upon Purchaser. 9. INSPECTION. a. Procedure. Prior to Closing, Seller shall have the right to deny access to the Lot to any person at any time, as Seller determines in its sole discretion. However, Purchaser or a professional home inspector contracted by Purchaser shall have the right to enter upon the Property at reasonable times during normal business hours for the purpose of inspecting, examining, testing and surveying the Property, solely at Purchaser’s expense, provided that any such inspection must meet the following requirements and conditions (collectively, “Inspections”): (1) Inspections by Purchaser: (a) All Inspections by Purchaser must be scheduled through the Community Construction Superintendent. These Inspections must be scheduled at least seven (7) days in advance, must take place during normal working hours (Mon. – Fri. 8:00AM to 4:00PM) and must be in accordance with Seller’s production schedule. (b) Seller or its appointed representative shall have the right to accompany Purchaser during the Inspections. (2) Inspections by an independent professional home inspector: (a) All Inspections by a professional home inspector must be scheduled through the Community Construction Superintendent at least seven (7) days in advance and must take place during normal working hours (Mon. – Fri. 8:00AM to 4:00PM). All requests for appointments to conduct an Inspection shall be subject to the Community Construction Superintendent’s production schedule. NO INSPECTIONS WILL BE ALLOWED THAT HAVE NOT BEEN SCHEDULED WITH THE COMMUNITY CONSTRUCTION SUPERINTENDENT AT LEAST SEVEN (7) DAYS IN ADVANCE. SELLER WILL NOT DELAY CONSTRUCTION OR CLOSING TO ACCOMMODATE INSPECTIONS. (b) Seller or its appointed representative shall have the right to accompany the home inspector during the Inspection. (c) The home inspector must maintain all business licenses required by state and local law and must be: (i) either a licensed professional engineer, or (ii) a full-time home inspector and a member of the American Society of Home Inspectors, Inc. Furthermore, if the home inspector intends to use a drone at any time on or around the Property, the home inspector must be licensed by the Federal Aviation Administration to operate the drone. The home inspector must provide the Community Construction Superintendent with proof of all licenses and certifications required by this subsection (c) prior to, and as a requirement for, making an appointment for the Inspection. (d) The home inspector must furnish Seller with proof that the home inspector has: (i) worker’s compensation insurance in accordance with applicable law; (ii) errors and omissions insurance with coverage of no less than $300,000 per occurrence; (iii) general liability insurance with coverage of no less than $300,000.00 per occurrence; and (iv) if the home inspector intends to use a drone at any time on or around the Property, aviation liability insurance with coverage of no less than $1,000,000.00 per occurrence. The home inspector must provide the Community Construction Superintendent with proof of all insurance coverages required by this subsection (d) prior to, and as a requirement for, making an appointment for the Inspection. Failure by Purchaser to follow the procedures set forth in this subsection shall constitute a material breach of this Agreement. Unauthorized entry onto the Lot or unauthorized activities upon the Lot by Purchaser, its agents or contractors shall constitute a material breach of this Agreement by Purchaser. Purchaser specifically acknowledges that Purchaser may not, under any circumstances, install or construct any equipment, fixtures, structures or other improvements upon the Lot, or modify any of the existing equipment, fixtures, structures or other improvements, at any time and any such unauthorized activities shall JA JA

Buyer(s): Neptune Rem LLC, a Delaware limited liability company, Community: The Townes at Prestleigh, Plat: //, Address: 405 BELGIAN RED WAY, Sales Rep: Sam Destefano Job: 786560344 Printed: 9/18/2025 Page 4 of 8 Home Purchase Agreement (RAL-FYT) (rev. 2.23.22 constitute a material breach of the Agreement by Purchaser. Purchaser shall not interrupt or otherwise interfere with sales or construction within the Subdivision. Upon completion of any Inspection, Purchaser shall restore the Property to its condition prior to the Inspection. THE CLOSING SHALL NOT BE DELAYED DUE TO PURCHASER’S FAILURE TO SCHEDULE AND CONDUCT ALL INSPECTIONS SUFFICIENTLY IN ADVANCE OF CLOSING TO ALLOW SELLER TO ADDRESS ISSUES, IF ANY, IDENTIFIED BY THE INSPECTIONS. b. Purchaser’s Indemnity. Purchaser assumes all responsibility for the acts of Purchaser, Purchaser’s agents, contractors or representatives in exercising Purchaser’s rights under this Section, and shall indemnify and hold Seller harmless, to the extent permitted by applicable law, from any loss or expense Seller may suffer as a result of any claim or damage which arises directly or indirectly out of Purchaser’s exercise of its rights under this Section. Notwithstanding any other provision herein, Purchaser’s indemnity of Seller pursuant to this Section shall survive Closing and the termination of this Agreement for any reason. c. Inspection Results. In the event any inspection by Purchaser or its agents or contractors reveals a purported defect in the Property, Purchaser shall provide Seller with written notice of the claim of defect and, if a professional home inspection was performed, a true and complete copy of any report produced by the home inspector. If Seller determines the claim of defect is valid, Seller shall correct or repair the defect. If Seller determines the claim of defect is not valid, Seller shall notify the Purchaser of that determination within thirty (30) days of receipt of the written notice of claim of defect. Notwithstanding any other provision herein, Seller shall not be required to correct or repair any defect in construction that does not constitute a violation of: (1) the building code of the governing jurisdiction in which the Property is located, or (2) the building guidelines and standards of the provider of the Limited Warranty pursuant to Section 14(a) below. d. Walkthrough; Punch List: Prior to Closing, Seller and Purchaser will meet at the Property to conduct a walkthrough inspection and orientation, in accordance with Seller’s standard practices (the “Initial Walkthrough”). At the conclusion of the Initial Walkthrough, Purchaser and Seller shall prepare and sign a written list of items on the Property that the parties agree should be corrected, repaired or replaced (hereinafter, the “Punch List”). Seller shall thereafter correct, repair or replace the items listed on the Punch List. Under no circumstances shall Seller be required to correct, repair or replace any items on or of the Property that are not listed on the Punch List signed by Seller. Within a reasonable amount of time after the Initial Walkthrough but prior to Closing, Seller and Purchaser shall meet at the Property to conduct a second walkthrough inspection (the “Final Walkthrough”) in order to confirm which items on the Punch List have been corrected, repaired or replaced. At the conclusion of the Final Walkthrough, the parties will prepare and sign an updated Punch List reflecting the current status of each item thereon. Seller’s obligation to correct, repair or replace any items that are listed on the Punch List shall survive Closing. UNDER NO CIRCUMSTANCES SHALL CLOSING BE DELAYED DUE TO SELLER’S FAILURE TO COMMENCE OR COMPLETE CORRECTION, REPAIR OR REPLACEMENT OF ANY ITEMS ON A PUNCH LIST. UNDER NO CIRCUMSTANCES SHALL FUNDS BE ESCROWED AT CLOSING TO COVER THE COST OF CORRECTION, REPAIR OR REPLACEMENT OF ANY ITEMS ON A PUNCH LIST. 10. REAL ESTATE BROKER AND COMMISSION. SELLER IS LICENSED AS A REAL ESTATE OFFICE IN NORTH CAROLINA. In negotiating this Agreement, Seller has acted as its own real estate broker. Purchaser acknowledges that Seller’s sales agents represent Seller only and do not represent Purchaser or have any duty to Purchaser. Purchaser represents to Seller that Purchaser has not employed any real estate broker, agent or finder in connection with this Agreement, other than , an agent of and (collectively, “Co-Broker”). Purchaser shall indemnify and hold Seller harmless from and against any and all liabilities, losses, costs, damages and expenses (including attorneys' fees and expenses and costs of litigation) that Seller may suffer or incur because of any claim by any broker, agent or finder, whether or not meritorious, for any compensation with regard to this transaction arising out of any acts or contracts of Purchaser, other than the Co-Broker named above. Notwithstanding any other provision herein, the provisions of this Section shall survive Closing or termination of this Agreement for any reason. Purchaser acknowledges receipt of a copy of the Disclosure titled “Working with Real Estate Agents.” 11. NO RELIANCE. Purchaser acknowledges that it has not relied upon the advice or representations, if any, of Seller or Seller’s salespersons or other agents with regard to the legal and tax consequences of this Agreement or the terms and conditions of any proposed financing of the purchase of the Property. Purchaser acknowledges that if such matters are of concern to Purchaser, Purchaser must obtain independent, professional advice regarding them. 12. WOOD INFESTATION REPORT. At the time of Closing, Seller shall provide Purchaser with a letter or a soil treatment report from a pest-control company licensed in North Carolina certifying that the Lot has been treated within one (1) year of the date of Closing for subterranean termite infestation. If required by Purchaser’s lender, Purchaser may obtain at Purchaser’s expense a North Carolina Wood Infestation Report performed by a pest-inspection company licensed in North Carolina. 13. HAZARDOUS SUBSTANCES. Purchaser acknowledges that Seller makes no representation or warranty with respect to the presence or absence of toxic waste, radon, hazardous materials or other undesirable substances on the Property. SELLER HEREBY DISCLAIMS ANY LIABILITY OR RESPONSIBILITY FOR THE PRESENCE OF ANY SUCH SUBSTANCES IN, ON, UNDER OR ABOUT THE PROPERTY. 14. WARRANTIES AND DISCLAIMER. a. Ten-Year Limited Warranty. Seller shall provide Buyer with a written, ten-year limited warranty on the House administered by Residential Warranty Corporation (“RWC”) which shall be effective as of the Closing Date. The terms and conditions of, and exclusions from, the ten-year limited warranty shall be as set forth in that document published by RWC entitled, “LIMITED WARRANTY, 10 YEAR LIMITED WARRANTY FOR NEW HOMES,” and referred to herein as the “Limited Warranty.” At Closing, Seller shall deliver to Buyer the actual Limited Warranty for the House, to be validated by RWC after Closing. b. Manufacturers’ Warranties. At Closing, Seller shall assign to Purchaser all warranties, expressed or implied, which are given by the manufacturer of any appliance or product installed in the House. c. Disclaimer and Limitation on Seller’s Liability. THE LIMITED WARRANTY GIVEN TO PURCHASER BY

Buyer(s): Neptune Rem LLC, a Delaware limited liability company, Community: The Townes at Prestleigh, Plat: //, Address: 405 BELGIAN RED WAY, Sales Rep: Sam Destefano Job: 786560344 Printed: 9/18/2025 Page 5 of 8 Home Purchase Agreement (RAL-FYT) (rev. 2.23.22 SELLER AT SELLER’S SOLE EXPENSE PURSUANT TO SUBSECTION 14a ABOVE IS TO THE EXCLUSION OF ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED. PURCHASER HEREBY WAIVES AND SELLER HEREBY DISCLAIMS ANY AND ALL SUCH OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF HABITABILITY, WARRANTY OF WORKMANLIKE CONSTRUCTION, WARRANTY OF MERCHANTABILITY, OR WARRANTY FITNESS FOR A PARTICULAR PURPOSE. IN ADDITION, SELLER MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER REGARDING THE PAST, PRESENT OR FUTURE CONDITION OR USE OF ANY LANDS OR AREAS SURROUNDING THE PROPERTY OR IN THE VICINITY OF THE PROPERTY. AFTER CLOSING, SELLER SHALL HAVE NO LIABILITY OR OBLIGATION TO PURCHASER OF ANY NATURE WHATSOEVER EXCEPT AS PROVIDED IN THIS SECTION 14 OF THIS AGREEMENT, IN SECTION 9(d) ABOVE, AND IN SELLER’S DEED TO PURCHASER. EXCEPT AS OTHERWISE PROVIDED IN THE LIMITED WARRANTY, SELLER SHALL NOT BE LIABLE FOR ANY REASON, UNDER ANY CIRCUMSTANCES, TO PURCHASER OR ANYONE CLAIMING THROUGH PURCHASER FOR MONETARY DAMAGES OF ANY KIND, INCLUDING SECONDARY, CONSEQUENTIAL, PUNITIVE, GENERAL, SPECIAL, OR INDIRECT DAMAGES. Initials {{$ini2}} Buyer {{$ini3}} Seller 15. MANDATORY BINDING ARBITRATION. PURCHASER AND SELLER SHALL SUBMIT TO BINDING ARBITRATION ANY AND ALL DISPUTES WHICH MAY ARISE BETWEEN THEM REGARDING THIS AGREEMENT AND/OR THE PROPERTY, INCLUDING BUT NOT LIMITED TO ANY DISPUTES REGARDING: (A) SELLER’S CONSTRUCTION AND DELIVERY OF THE HOME; (B) SELLER’S PERFORMANCE UNDER ANY PUNCH LIST OR INSPECTION AGREEMENT; AND (C) THE LIMITED WARRANTY PURSUANT TO SECTION 14 ABOVE. THE ARBITRATION SHALL TAKE PLACE IN THE COUNTY IN WHICH THE PROPERTY IS LOCATED. THE PROCEEDING SHALL BE CONDUCTED PURSUANT TO THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION, AND TO THE EXTENT POSSIBLE, UNDER RULES WHICH PROVIDE FOR AN EXPEDITED HEARING. THE FILING FEE FOR THE ARBITRATION SHALL BE PAID BY THE PARTY FILING THE ARBITRATION DEMAND, BUT THE ARBITRATOR SHALL HAVE THE RIGHT TO ASSESS OR ALLOCATE THE FILING FEES AND ANY OTHER COSTS OF THE ARBITRATION AS A PART OF THE ARBITRATOR’S FINAL ORDER. THE ARBITRATION SHALL BE BINDING AND FINAL, AND EITHER PARTY SHALL HAVE THE RIGHT TO SEEK JUDICIAL ENFORCEMENT OF THE ARBITRATION AWARD. NOTWITHSTANDING ANY OTHER PROVISION HEREIN, ANY DISPUTES ARISING UNDER THE LIMITED WARRANTY SHALL BE MEDIATED, ARBITRATED AND/OR JUDICIALLY RESOLVED PURSUANT TO THE TERMS, CONDITIONS, PROCEDURES AND RULES OF THAT WARRANTY PROGRAM. NOTWITHSTANDING THE FOREGOING, SELLER SHALL HAVE THE RIGHT TO INTERPLEAD ALL OR ANY PART OF THE EARNEST MONEY INTO A COURT OF COMPETENT JURISDICTION AS PROVIDED FOR IN SECTION 4 HEREIN. NOTWITHSTANDING THE FOREGOING, THE ARBITRATION PROVISIONS OF THIS SUBSECTION (B) SHALL NOT APPLY IN THE EVENT THAT THE DISPUTE RELATES TO A DEFAULT BY THE SELLER UNDER SECTION 16(F) OF THIS AGREEMENT. Initials {{$ini2}} Buyer {{$ini3}} Seller 16. CLOSING. The following shall constitute the “Closing”: (a) receipt by the settlement agent of all funds necessary to close the transaction, (b) receipt by the settlement agent of the fully executed Deed for immediate recording in the office of the applicable register of deeds, (c) execution of the Closing Disclosure by Purchaser, Seller and the settlement agent, and (d) payment to Seller of the net proceeds of sale due to Seller. The date on which the Closing Disclosure is executed by all parties is referred to herein as the “Closing Date.” Closing shall not be complete until Seller has received full payment of the Purchase Price. Keys to and possession of the Property will not be delivered to Purchaser until the Closing is complete. Closing shall be scheduled and conducted as follows: a. Closing Date. The parties estimate that the Closing will take place on or before . Purchaser understands that this estimated date for Closing is only an estimate, and that Purchaser should not make plans or incur moving expenditures until the parties have determined a definite date for Closing. Seller shall provide Purchaser notice of the final date and time of Closing (the “Closing Date”) at least three (3) business days in advance. Purchaser acknowledges that Seller is not responsible for living expenses, storage expenses, fees to extend Purchaser’s locked interest rate for the Loan, or other expenses incurred by Purchaser as a result of a delay of the Closing Date due to acts or omissions of Purchaser or due to conditions beyond Seller’s control as described in Section 27 below. Purchaser agrees to cooperate fully and in a timely manner with all reasonable requests from Seller, Purchaser’s lender, or the settlement agent for information or documentation needed to prepare for Closing. In the event the Closing is delayed due to default by Purchaser, and provided Seller is not then in default, Purchaser shall pay Seller $100.00 per day for each day that the Closing is delayed (payable at Closing), and Purchaser shall forfeit any Special Discounts or other incentives granted by Seller. Subject only to the provisions of Section 27 below, Closing shall occur no later than that date which is two (2) years after the date that Purchaser signs this Agreement. b. Exchange at Closing. At Closing, Seller shall deliver to Purchaser the Deed for the Property, a certificate of occupancy for the house located on the Property issued by the applicable governmental authority, and, if applicable, a certificate of final approval by the FHA or VA. At Closing, Purchaser shall pay to Seller the Purchase Price in full. c. Place of Closing. Closing shall take place at the office of a closing agent to be selected by Purchaser in Wake County, North Carolina, or at such other place as the parties may agree in advance. Purchaser hereby selects A.W. Morris Law to act as settlement agent for this transaction and otherwise handle Closing. d. Closing Costs. Except as may be prohibited by FHA or VA regulations, Purchaser shall pay for all costs related to the Closing, including, but not limited to, the costs for preparation of the Deed, the cost of any title search, the cost for preparation and issuance of an owner’s policy of title insurance and endorsements thereto, the survey, recording fees, deed and transfer taxes (deed stamps) imposed by the State of North Carolina upon the recording of the Deed, any capital contribution, initial assessment, transfer fee or estoppel certificate fee charged by the Association (as defined in Section 20), any costs and expenses associated with JA JA JA JA

Buyer(s): Neptune Rem LLC, a Delaware limited liability company, Community: The Townes at Prestleigh, Plat: //, Address: 405 BELGIAN RED WAY, Sales Rep: Sam Destefano Job: 786560344 Printed: 9/18/2025 Page 6 of 8 Home Purchase Agreement (RAL-FYT) (rev. 2.23.22 Purchaser’s financing of Purchaser’s acquisition of the Property, and any settlement fee and other fees and costs charged by the settlement agent, including but not limited to any wire fees. Initials {{$ini3}} Seller Initials {{$ini2}} Buyer e. Prorations. All real property taxes for the current year, homeowner association dues and assessments for the current assessment period (but not homeowner association capital assessments due at or after the Closing) and hazard insurances premiums (if applicable), shall be prorated as of the Closing Date, using the most accurate information available on the Closing Date. f. Completion of House. Subject only to the provisions of Section 27 below, if the House is not Complete at the time that the Purchaser signs this Agreement, Seller shall Complete the House within 2 years after the date that the Purchaser signs this Agreement. For purposes of this subsection (f), “Complete” means that the House is ready for occupancy by Purchaser, has all necessary and customary utilities extended to it, and a certificate of occupancy has been issued. Notwithstanding any provision in this Agreement to the contrary, including but not limited to Section 18(b), nothing herein shall limit Purchaser’s remedies if Seller defaults under this subsection (f). 17. UTILITIES AND PERSONAL PROPERTY. Purchaser shall transfer all utilities into Purchaser’s name within three (3) business days after Closing. Purchaser shall not move any personal property onto the Property prior to Closing. 18. DEFAULT; REMEDIES. The remedies specified below shall be the sole and exclusive remedies available to the parties in the event of breach of this Agreement prior to Closing or termination of this Contract, and shall be to the exclusion of all other remedies at law or in equity. a. Purchaser’s Default. If Purchaser defaults on any of its obligations hereunder prior to Closing or termination of this Contract, Seller’s sole and exclusive remedy shall be to terminate this Agreement by written notice to Purchaser; whereupon, Seller shall retain all Earnest Money and Option Money (if any) paid by Purchaser to Seller as liquidated damages. Thereafter, neither party shall have any further liability or obligation to the other hereunder. b. Seller’s Default. If Seller defaults on any of its obligations hereunder prior to Closing or termination of this Contract, Purchaser’s sole and exclusive remedy shall be either: (a) to terminate this Agreement by written notice to Seller, whereupon Purchaser shall be entitled to recover all Earnest Money and Option Money (if any) paid to Seller, or (b) to seek specific performance of this Agreement by serving written notice of default on Seller and by instituting mandatory binding arbitration of Purchaser’s claim of default and demand for specific performance in accordance with Section 15 above. Notwithstanding the foregoing, nothing in this subsection (b) shall limit the Purchaser’s remedies in the event that Seller defaults under Section 16(f) of this Agreement. c. Post-Closing and Post-Termination Remedies. Notwithstanding subsections a and b above, from and after the Closing or any termination of this Contract, each party shall have the right to pursue its actual (but not consequential or punitive) damages against the other party for breach of any covenant or agreement contained herein that expressly survives the Closing or termination of this Contract. 19. TIME/DATE. The Effective Date of this Agreement shall be the date of signing of this Agreement by Seller. Time is of the essence as to the occurrence of all events, the satisfaction of all conditions and the performance of all obligations hereunder. 20. RESTRICTIVE COVENANTS; HOMEOWNERS ASSOCIATION. Purchaser acknowledges receipt of a copy of that certain declaration of covenants, conditions and restrictions for The Townes at Prestleigh Subdivision, together with all amendments thereto (collectively, the “Declaration”). Purchaser acknowledges that the Property is subject to the Declaration and that, upon purchase of the Property, Purchaser shall personally be subject to all the provisions of the Declaration, including but not limited to provisions requiring membership in and payment of assessments to any homeowners association for the Subdivision (the “Association”). Purchaser further acknowledges that the current regular assessment due to the Association is estimated to be $175.00 per month . Purchaser acknowledges that in addition to the regular assessment, Purchaser shall be required to pay the following charges at Closing: (a) an initial fee or capital contribution to the Association in the amount of $1,100.00, and (b) an administrative transfer fee to the management company for the Association in the amount of . If, in addition to the Declaration and the Association, the Property is subject to a master declaration and the governance of a master homeowners association (“Master HOA”), then Purchaser may be responsible for paying dues, fees, and assessments to the Master HOA. The current regular assessment due to the Master HOA (if applicable) is . Purchaser acknowledges that in addition to the regular assessment, Purchaser shall be required to pay at Closing an initial fee or assessment to the Master HOA in the amount of . PURCHASER FURTHER ACKNOWLEDGES THAT THE DECLARATION AND MASTER DECLARATION MAY BE AMENDED FROM TIME TO TIME AS PROVIDED THEREIN, AND THAT THE AMOUNTS TO BE PAID BY PURCHASER TO THE ASSOCIATION OR MASTER HOA MAY CHANGE ACCORDINGLY. 21. SUCCESSORS AND ASSIGNS; INTERPRETATION. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their heirs, successors, administrators, executors and assigns. Purchaser shall not have the right to assign Purchaser’s interest in this Agreement. As required by context herein, the singular shall include the plural, and the neuter shall include the masculine and the feminine. 22. ENTIRE AGREEMENT; AMENDMENT. This document contains the sole and entire agreement between the parties hereto with regard to the Property. All prior discussions have been merged into this Agreement. No representation, statement, promise or inducement shall be binding upon either party hereto unless specifically stated in this Agreement. This Agreement may not be modified except by a writing signed by both parties. 23. SEVERABILITY. If any provision of this Agreement shall be declared invalid or unenforceable by laws applicable thereto, or unenforceable as to certain parties, then the performance of such provision shall be excused by the parties hereto and the remaining JA JA

Buyer(s): Neptune Rem LLC, a Delaware limited liability company, Community: The Townes at Prestleigh, Plat: //, Address: 405 BELGIAN RED WAY, Sales Rep: Sam Destefano Job: 786560344 Printed: 9/18/2025 Page 7 of 8 Home Purchase Agreement (RAL-FYT) (rev. 2.23.22 provisions of this Agreement shall remain in full force and effect. 24. NO-WAIVER. Any failure or delay of Purchaser or Seller to enforce any term of this Agreement shall not constitute a waiver of such term, it being explicitly agreed that such a waiver must be specifically stated in a writing delivered to the other party in compliance with Section 26 below. Any such waiver by Purchaser or Seller shall not be deemed to be a waiver of any other breach or of a subsequent breach of the same or any other term. 25. ADDENDA AND EXHIBITS. a. Addenda. The following Addenda are attached hereto and incorporated herein: (1) Addendum 1, Builder’s Referral Incentives and Contributions Addendum (2) Addendum 2, SELECT ONE: {{$c1}} New Construction {{$c2}} Construction in Progress {{$c3}} Construction Completed {{$c4}} Construction Addendum & Disclosures {{$c5}} Addendum 3, Current Residence Contingency {{$c6}} Addendum 4, Co-Broker Addendum {{$c7}} Addendum 5, Alternative Incentive Addendum {{$c8}} Addendum 6, Special Stipulations {{$c9}} Addendum 7, Model House {{$c10}} Addendum 8, Design Center Voucher {{$c11}} Addendum 9, Variations in Materials and Components {{$c12}} Smart Home Addendum {{$c13}} Community-specific addenda listed as follows (if any): b. Exhibits. The following Exhibits are attached hereto and incorporated herein: {{$c14}} Exhibit A, Included Features Sheet {{$c15}} Exhibit B, Home Options Exhibit C, Oil and Gas Disclosure {{$c16}} Exhibit D, Stages of Construction 26. NOTICE. Except when specifically provided otherwise herein, any notices required to be given hereunder must be in writing. Notice shall be deemed delivered upon receipt or refusal if deposited in the United States Mail, Certified Mail, Return Receipt Requested, postage prepaid, properly addressed to the party to be served. Notice shall also be deemed given if delivered to the address for service of notice shown below by Federal Express, UPS or other nationally recognized overnight carrier service, with no signature or receipt required. Notice to Purchaser also shall be deemed given if delivered to the email address for service of notice shown under Purchaser’s signature. Each party warrants that its correct mailing address for service of notice is shown below. Purchaser warrants that its correct telephone number and email address are shown below. A party may change its address for service of notice by giving the other party written notice of the change of address. 27. EXCUSED DELAYS. Notwithstanding any other provision herein, if Seller is delayed in performing any of its obligations hereunder or meeting any specified completion dates by labor disputes, fire, delays in deliveries, adverse weather conditions, unanticipated damage to or destruction of the Property, governmental controls or moratoria, acts of God or any other causes beyond Seller’s reasonable control, then the time-period specified herein for performance of such obligation and/or meeting such completion date shall be extended a sufficient number of working days to enable and allow Seller to perform and/or complete the obligation. 28. OFFER. This instrument shall be regarded as an offer by the first party to sign until fully executed by both parties, at which time it shall become binding on both parties. 29. ELECTRONIC SIGNATURES AND TRANSMISSIONS. This Agreement may be executed by electronic means via DocuSign. Such signatures shall be deemed to constitute originals for all purposes hereunder. In addition, if either party transmits executed documents in electronic format via facsimile or email, then the other party may rely upon such documents as if they were executed originals. WHEN SIGNED BY BOTH PARTIES, THIS DOCUMENT WILL BECOME A BINDING CONTRACT IMPOSING LEGALLY ENFORCEABLE OBLIGATIONS UPON YOU. SELLER’S SALES REPRESENTATIVE DOES NOT HAVE AUTHORITY TO EXECUTE THIS CONTRACT ON BEHALF OF SELLER OR OTHERWISE BIND SELLER. IF YOU DO NOT FULLY UNDERSTAND THIS DOCUMENT OR IF YOU DO NOT FEEL IT MEETS YOUR NEEDS, YOU SHOULD CONSULT A NORTH CAROLINA REAL ESTATE ATTORNEY BEFORE SIGNING IT. IN WITNESS WHEREOF, the parties hereto have executed this Home Purchase Agreement on the dates indicated below. PURCHASER: {{s2_es_:signer2:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} Buyer: Neptune Rem LLC, a Delaware limited liability company {{$dtd2}} Date Purchaser’s Current Mailing Address: Purchaser’s Home Phone: Mobile Phone: Work Phone: SELLER: D.R. Horton, Inc. {{s3_es_:signer3:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} {{f3_es_:signer3:fullname:dimension(width=40mm,height=8mm):font(size=10):align(left)}} {{t3_es_:signer3:title:dimension(width=40mm,height=8mm):font(size=10):align(left)}} {{$dtd3}} Date Seller’s Address: 2000 Aerial Center Pkwy. Suite 110A, Morrisville NC 27560 ✔ ✔ ✔ Neptune Rem LLC, a Delaware limited liability company (Sep 18, 2025 09:36:07 MDT) Neptune Rem LLC, a Delaware limited liability company Sep 18, 2025

Buyer(s): Neptune Rem LLC, a Delaware limited liability company, Community: The Townes at Prestleigh, Plat: //, Address: 405 BELGIAN RED WAY, Sales Rep: Sam Destefano Job: 786560344 Printed: 9/18/2025 Page 8 of 8 Home Purchase Agreement (RAL-FYT) (rev. 2.23.22 Purchaser’s Email: Co-Buyer’s Current Mailing Address: , Co-Buyer’s Home Phone: Mobile Phone: Work Phone: Co-Buyer’s Email: Seller’s Phone: For Internal Purposes Only: Seller’s Sales Representative: {{s1_es_:signer1:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} Sales Rep: Sam Destefano {{$dtd1}} Date {{!Name2_es_:signer2:fullname:font(color=white, size=2)}} {{!Name3_es_:signer3:fullname:font(color=white, size=2)}} {{!Name1_es_:signer1:fullname:font(color=white, size=2)}} Sam Destefano (Sep 18, 2025 08:54:10 EDT) Sam Destefano Sep 18, 2025 Sam Destefano Neptune Rem LLC, a Delaware limited liability company

Buyer(s): Neptune Rem LLC, a Delaware limited liability company, Community: The Townes at Prestleigh, Plat: //, Address: 405 BELGIAN RED WAY, Sales Rep: Sam Destefano Job: 786560344 Printed: 9/18/2025 Page 1 of 1 SVA BRICA (rev. August 2022) ADDENDUM 1 BUILDER’S REFERRAL INCENTIVES AND CONTRIBUTIONS ADDENDUM This ADDENDUM is attached to and made a part of that Home Purchase Agreement between D.R. Horton, Inc., as Seller, and Neptune Rem LLC, a Delaware limited liability company, as Purchaser (the “Purchase Agreement”), regarding that parcel of real estate located in WAKE County, NC, briefly described as Lot 0344 The Townes at Prestleigh, and referred to in the Purchase Agreement as the “Lot.” All terms defined in the main text of the Purchase Agreement shall have the same meanings when used in this Addendum. This Addendum, together with the Purchase Agreement, constitutes the sole and entire agreement between Seller and Purchaser with regard to any incentives, allowances, adjustments, credits, discounts, rebates or other contributions of any kind or amount (collectively, the “Referral Incentives and Contributions”) made, or to be made, by Seller to Purchaser in connection with Seller’s referral of Purchaser to SELLER’S PREFERRED MORTGAGE LENDER(S) DESCRIBED BELOW (“PREFERRED LENDER”), and there are no agreements regarding such Referral Incentives and Contributions, whether written or unwritten, expressed or implied, between the parties except as set forth in this Addendum. In the event of any conflict between the terms and provisions of this Addendum and the terms and provisions of the main text of the Purchase Agreement, the terms and provisions of this Addendum shall control. Purchaser acknowledges receipt of that document entitled, “Notice of Seller’s Business Affiliations” (the “Affiliation Notice”), and Purchaser confirms its understanding that Seller has an affiliation with DHI MORTGAGE COMPANY, LTD. (“DHI MORTGAGE”) and that Purchaser is not required to use this affiliated company or any Preferred Lender (described below) as a condition of Purchaser’s purchase of the Property or Purchaser’s access to settlement services in connection with the purchase of the Property. The parties state, acknowledge and agree as follows: 1. Seller shall provide for the benefit of Purchaser the Referral Incentives and Contributions listed in Section 2 below, provided that Purchaser chooses to use PREFERRED LENDER to finance the purchase of the Property and provided that each and all of the following occur: a. Purchaser applies to PREFERRED LENDER for a mortgage loan to finance the purchase of the Property within the timeframe required under Section 2(b) of this Purchase Agreement; b. Purchaser’s loan application is approved by PREFERRED LENDER, and PREFERRED LENDER actually funds the loan and finances the purchase of the Property; c. Purchaser closes on the purchase of the Property on or before the final date and time for Closing set by Seller pursuant to subsection 16(a) of the Purchase Agreement; and d. Purchaser uses the closing attorney recommended by Seller to act as settlement agent and close the purchase of the Property. 2. Provided that all the above conditions are satisfied and met in a timely manner, Purchaser shall be entitled to a contribution from Seller towards Purchaser’s closing costs in an amount up to the lesser of: (a) three percent (3.00%) of the final Purchase Price, or (b) $ 0.00. This contribution, up to the applicable limit, shall be applied against closing costs actually charged to Purchaser, in the following order (as applicable): Temporary Buydowns (if applicable), Origination Charge, Origination Fee, Upfront Unfinanced Mortgage Insurance (if applicable), Discount Points (if applicable). If any of the maximum amount of contribution remains unapplied after payment of all of the above listed closing costs, then the remainder shall be applied against other usual and customary closing costs actually charged to Purchaser by other settlement service providers. Notwithstanding the foregoing: (i) any contribution by Seller to Purchaser’s closing costs shall be subject to Purchaser’s loan program and any lender guidelines or restrictions, (ii) no portion of the maximum amount of contribution may be applied as a credit to, or in partial payment of, the Purchase Price of the Property or disbursed to Purchaser, and (iii) any unapplied portion of the maximum amount of contribution shall be forfeited by Purchaser. 3. Preferred Lender. The PREFERRED LENDER relating to this Builder’s Referral Incentive and Contributions Addendum is DHI Mortgage. More information regarding DHI Mortgage is available at: www.dhimortgage.com. Purchaser’s decision to use any lender other than PREFERRED LENDER will not affect any concessions, incentives or discounts offered by Seller for the purchase of the Property other than the closing cost contributions described in Section 2 above. IN WITNESS WHEREOF, THE UNDERSIGNED, HAVING READ AND REVIEWED THIS ADDENDUM, HAVE SIGNED THIS ADDENDUM ON THE DATE SHOWN BELOW. Purchaser: {{s2_es_:signer2:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} Buyer: Neptune Rem LLC, a Delaware limited liability company {{$dtd2}} Date Seller: D.R. Horton, Inc. {{s3_es_:signer3:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} {{f3_es_:signer3:fullname:dimension(width=40mm,height=8mm):font(size=10):align(left)}} {{t3_es_:signer3:title:dimension(width=40mm,height=8mm):font(size=10):align(left)}} {{$dtd3}} Date {{!Name2_es_:signer2:fullname:font(color=white, size=2)}} {{!Name3_es_:signer3:fullname:font(color=white, size=2)}} Neptune Rem LLC, a Delaware limited liability company (Sep 18, 2025 09:36:07 MDT) Neptune Rem LLC, a Delaware limited liability company Sep 18, 2025 Neptune Rem LLC, a Delaware limited liability company

NOTICE OF SELLER'S BUSINESS AFFILIATIONS

TO:	Neptune Rem LLC, a Delaware limited liability company [Homebuyer(s)]	**PROPERTY:**	405 BELGIAN RED WAY, WAKE FOREST, NC 27587
FROM:	D.R. Horton, Inc. [Seller]	**DATE:**	September 18, 2025

This is to give you notice that the above referenced seller has a business relationship with:

DHI MORTGAGE COMPANY, LTD
2000 Aerial Center Drive, Suite 109
Morrisville, NC 27560

DHI MORTGAGE COMPANY, LTD.
1108 Hardwick Drive
Mebane, NC 27302

DHI Mortgage Company, LTD
2839 S. Charles Blvd
Greenville, NC 27858

TRAVIS COUNTY TITLE COMPANY, DBA DHI TITLE AGENCY/DHI TITLE OF NORTH CAROLINA
10700 Pecan Park Blvd. Ste. #220
Austin, TX 78750

D.R. HORTON INSURANCE AGENCY, INC.
1341 Horton Circle
Arlington, TX 76011

DHI MORTGAGE COMPANY, LTD.
121 Hanging Elm Lane
Fuquay Varina, NC 27526

DHI Mortgage Company, LTD
572 Bryson Boulevard
Lexington, NC 27295

DHI MORTGAGE COMPANY, LTD
102 Olive History Way
Clayton, NC 27520

DHI MORTGAGE COMPANY, LTD
304 Red Brick Street
Sanford, NC 27330

DHI TITLE INSURANCE COMPANY
10700 Pecan Park Blvd., Suite 125
Austin, TX 78750

DHI MORTGAGE COMPANY, LTD
4144 Mendenhall Oaks Pkwy
Suite 105
High Point, NC 27265

DHI Mortgage Company, LTD
3200 Carr Drive
Greenville, NC 27834

The nature of this business relationship is that these companies are corporate affiliates, each being 100% wholly owned by, or by a subsidiary of, the same parent corporation. Because of this relationship, this referral may provide seller a financial or other benefit.

Set forth below is the estimated charge or range of charges by each company for settlement services listed. You are **NOT** required to use these companies as a condition of your purchase of the property from seller or as a condition of your application for, or settlement of, a mortgage loan on the Property in connection with your purchase. THERE ARE FREQUENTLY OTHER SETTLEMENT SERVICE PROVIDERS AVAILABLE WITH SIMILAR SERVICES. YOU ARE FREE TO SHOP AROUND TO DETERMINE THAT YOU ARE RECEIVING THE BEST SERVICES AND THE BEST RATE FOR THESE SERVICES.

DHI MORTGAGE COMPANY, LTD.		**TRAVIS COUNTY TITLE COMPANY AND DHI TITLE INSURANCE COMPANY***	
Service	**Charge**	**Service**	**Charge or Range**
Loan Origination Charge:	0% of Loan Amount plus $1,150.00	Simultaneous Issued Lender Title Insurance:	$29.00 - $98.00
An additional 1% of the Loan Amount may apply for certain Affordable Housing Loan Programs		Owners Title insurance:	$712.00 - $781.00

Travis County Title Company charge estimates are based on an average home price of $300,000. Adjustments to Sales Price, Loan Amount and Lender requirements will impact the cost of your title insurance. Mortgage fees may vary depending upon whether the loan is originated or brokered by DHI Mortgage Company, Ltd. *Travis County Title Company provides closing services and title insurance services through several underwriters of title insurance policies, one of which is DHI Title Insurance Company.

Note: If you apply with DHI Mortgage Company, Ltd., a Loan Estimate of all settlement charges will be provided to you by DHI Mortgage Company, Ltd. at or within three business days after loan application.

You may be entitled to additional builder discounts/credits paid by the seller to purchase multiple settlement services as set forth in the Builder's Incentive and Concessions Addendum to your purchase contract.

Revised 09.08.2025 MTW

Revised 09.08.2025 MTW ACKNOWLEDGMENT: I/we have read this disclosure form and understand that seller is referring me/us to purchase the above-described settlement services from DHI MORTGAGE COMPANY, LTD., TRAVIS COUNTY TITLE COMPANY, and D.R. HORTON INSURANCE AGENCY, INC., and may receive a financial or other benefit as the result of this referral. {{s2_es_:signer2:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} Buyer: Neptune Rem LLC, a Delaware limited liability company {{$dtd2}} Date {{!Name2_es_:signer2:fullname:font(color=white, size=2)}} D. R. HORTON INSURANCE AGENCY, INC. D.R. HORTON INSURANCE AGENCY, INC. IS A LICENSED INSURANCE AGENT THAT OFFERS POLICIES OF PROPERTY INSURANCE AS AGENT FOR ONE OR MORE INSURANCE COMPANIES QUALIFIED TO TRANSACT INSURANCE BUSINESS IN THE STATE OF NORTH CAROLINA. YOU WILL BE PROVIDED A SEPARATE PROPOSAL OR QUOTE OF THE TERMS AND CONDITIONS OF ANY POLICY OF INSURANCE OFFERED BY D.R. HORTON INSURANCE AGENCY, INC. IN WHICH YOU EXPRESS AN INTEREST. FOR COMPARISON PURPOSES, THE COST FOR A HAZARD INSURANCE POLICY FOR A HOME VALUED AT $300,000 WITH COMMONLY SELECTED COVERAGE ITEMS AND DEDUCTIBLES WOULD RANGE BETWEEN: $498 AND $1,152 PER ANNUM. THE SPECIFIC PREMIUM DEPENDS ON VARIOUS FACTORS, INCLUDING BUT NOT LIMITED TO, THE VALUE OF THE HOME, THE LOCATION OF THE HOME, DEDUCTIBLES SELECTED, AND THE AMOUNT OF COVERAGE SELECTED. THE QUOTE WILL SET OUT THE ESTIMATED PREMIUM AND OTHER CHARGES, OR RANGE OF CHARGES, BY D.R. HORTON INSURANCE AGENCY, INC. FOR ITS INSURANCE PRODUCTS OR SERVICES. Neptune Rem LLC, a Delaware limited liability company (Sep 18, 2025 09:36:07 MDT) Neptune Rem LLC, a Delaware limited liability company Sep 18, 2025 Neptune Rem LLC, a Delaware limited liability company

Buyer(s): Neptune Rem LLC, a Delaware limited liability company, **Community:** The Townes at Prestleigh, **Plat:** /, **Address:** 405 BELGIAN RED WAY, **Sales Rep:** Sam Destefano

Job: 786560344
Printed: 9/18/2025

EXHIBIT B
HOME OPTIONS

Seller will include in the House the following options and upgrades selected by Purchaser (the "Initial Options") at the prices indicated below.

The Initial Options are as follows:

Selected Options

STD –							
Option #	Rev. #	Rev. Date	User	Qty.	Unit Price	Ext. Price	
R00000R3 Color: DRHE SERIES SPECIFICATION	0	09/17/2025	Sam Destefano Location:	1.0000	$ 0.00	$ 0.00	P
R0400020 Color: HOME IS CONNECTED PACKAGE THIS PACKAGE CONSISTS OF THE FOLLOWING SMART HOME DEVICES: A: ALARM.COM APP B: ONE QOLSYS IQ TOUCHSCREEN PANEL C: HONEYWELL Z-WAVE THERMOSTAT(S) - PER PLAN D: ONE AMAZON ECHO POP E: ONE KWIKSET SMARTCODE 620 DEADBOLT - FRONT DOOR F: ONE DEAKO SMART SWITCH - FRONT PORCH LIGHT(S) G: ONE VIDEO DOORBELL - FRONT DOOR * ECHO POP,QOLSYS IQ TOUCHSCREEN, AND VIDEO DOORBELL TO BE INSTALLED POST CLOSED ONCE SCHEDULED BY HOMEOWNER	0	09/17/2025	Sam Destefano Location:	1.0000	$ 0.00	$ 0.00	P
R1300017 Color: DOUBLE BOWL SINK IN PRIMARY BATH	0	09/17/2025	Sam Destefano Location:	1.0000	$ 0.00	$ 0.00	P
R1300030 Color: 5' SHOWER (IN LIEU OF STD TUB SHOWER IN PRIMARY)	0	09/17/2025	Sam Destefano Location:	1.0000	$ 0.00	$ 0.00	P
R1500030 Color: GARAGE DOOR OPENER(S)-2 REMOTE	0	09/17/2025	Sam Destefano Location:	1.0000	$ 0.00	$ 0.00	P
R2503121 Color: WHIRLPOOL S.S. GAS RANGE APPLIANCE PACKAGE Includes the following STAINLESS Appliances: 30" Gas Freestanding Range Built-In Dishwasher OTR Microwave	0	09/17/2025	Sam Destefano Location:	1.0000	$ 0.00	$ 0.00	P
R9700101 Color: PAINT COLOR - SNOWBOUND SHERWIN WILLIAMS PAINT #: SW7004	0	09/17/2025	Sam Destefano Location:	1.0000	$ 0.00	$ 0.00	P
					Sub-Total	**$ 0.00**	
					Total:	**$ 0.00**	

Color Selections

97 – Color Options				
Option #	Color	Rev. #	Rev. Date	User
EXTERIOR PACKAGE 5B Siding - HARVARD SLATE | Triple Siding - STERLING, if applicable | Shakes - STERLING, if applicable | Board & Batten - STERLING, if applicable | Shutter - MIDNIGHT BLUE | Front Door - NEEDLEPOOINT NAVY (SW0032) | Brick - CUMBERLAND TUDOR, if applicable | STONE - LEDGESTONE - SARANDA MIX, if applicable | **Location:** **Notes:**		0	09/17/2025	
HORTON E INTERIOR PACKAGE 1 QUARTZ COUNTERTOPS THIS INTERIOR PACKAGE INCLUDES: CABINETS - WHITE | KITCHEN COUNTERTOP - QUARTZ - WHITE | TILE KITCHEN BACKSPLASH - WHITE WITH BRIGHT WHITE GROUT | CARPET - CROSS COUNTRY | VINYL FLOORING - 591 SILVER SCREEN | REVWOOD FLOORING - ARBOR HILLS - CHESTNUT PEPPERCORN | BATHROOM COUNTERTOP - QUARTZ - WHITE | CABINET HARDWARE - PULLS - BRUSHED NICKEL **Location:** **Notes:**		0	09/17/2025	

Seller may, in Seller's sole discretion, require Purchaser to pay for some or all of the Initial Options in the amounts stated above simultaneously with the execution of this Agreement. Such payment for the Initial Options, and any and all future payments made by Purchaser for options or upgrades in advance of Closing, are collectively referred to in this Agreement as "Option Money." Except as otherwise provided in the Agreement, Option Money paid to Seller shall not be held in escrow and shall be nonrefundable to Purchaser. Upon Closing, all Option Money previously paid to Seller shall be credited to Purchaser against the Purchase Price.

Purchaser acknowledges that, upon execution of this Agreement, Purchaser shall be required to pay Option Money in the amount of **$ 0.00** for the Initial Options.

Page 1 of 2 EXHIBIT B – Home Options (rev. 17-April-2019)

Buyer(s): Neptune Rem LLC, a Delaware limited liability company, Community: The Townes at Prestleigh, Plat: //, Address: 405 BELGIAN RED WAY, Sales Rep: Sam Destefano Job: 786560344 Printed: 9/18/2025 Page 2 of 2 EXHIBIT B – Home Options (rev. 17-April-2019) In the event Seller omits the installation of any Initial Option in the House, Seller's responsibility shall be limited to a refund of the applicable price or allowance stated below. Any such omission shall not invalidate this Agreement, constitute a breach of its terms or give rise to any claim for damages against Seller. In the event any Initial Option or option selected by Purchaser at a later date is discontinued, Seller reserves the right to substitute an item or brand of equal value. PURCHASER: {{s2_es_:signer2:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} Buyer: Neptune Rem LLC, a Delaware limited liability company {{$dtd2}} Date SELLER: D.R. Horton, Inc. {{s3_es_:signer3:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} {{f3_es_:signer3:fullname:dimension(width=40mm,height=8mm):font(size=10):align(left)}} {{t3_es_:signer3:title:dimension(width=40mm,height=8mm):font(size=10):align(left)}} {{$dtd3}} Date For Internal Purposes Only: {{s1_es_:signer1:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} Sales Rep: Sam Destefano {{$dtd1}} Date {{!Name2_es_:signer2:fullname:font(color=white, size=2)}} {{!Name3_es_:signer3:fullname:font(color=white, size=2)}} {{!Name1_es_:signer1:fullname:font(color=white, size=2)}} Sam Destefano (Sep 18, 2025 08:54:10 EDT) Sam Destefano Sep 18, 2025 Sam Destefano Neptune Rem LLC, a Delaware limited liability company (Sep 18, 2025 09:36:07 MDT) Neptune Rem LLC, a Delaware limited liability company Sep 18, 2025 Neptune Rem LLC, a Delaware limited liability company

Buyer(s): Neptune Rem LLC, a Delaware limited liability company, Community: The Townes at Prestleigh, Plat: //, Address: 405 BELGIAN RED WAY, Sales Rep: Sam Destefano Job: 786560344 Printed: 9/18/2025 Page 1 of 1 EXHIBIT C MINERAL AND OIL AND GAS RIGHTS DISCLOSURES STATEMENT The Residential Disclosure Act (N.C.G.S. 47E) (“Disclosure Act”) requires owners of certain residential real estate such as single-family homes, individual condominium units, townhomes, and the like, and buildings with up to four dwelling units, to furnish purchasers a Mineral and Oil and Gas Rights Disclosures Statement (“Disclosure Statement”). A Disclosure Statement is not required for some transactions. For a complete list of exemptions see N.C.G.S. 47E-2(a). A Disclosure Statement is required for the transfers identified in N.C.G.S. 47E-2(b), including transferees involving the first sale of a dwelling never inhabited. MINERAL RIGHTS AND/OR OIL AND GAS RIGHTS CAN BE SEVERED FROM THE TITLE TO REAL PROPERTY BY CONVEYANCE (DEED) OF THE MINERAL RIGHTS AND/OR OIL AND GAS RIGHTS FROM THE OWNER OR BY RESERVATION OF THE MINERAL RIGHTS AND/OR OIL AND GAS RIGHTS BY THE OWNER. IF MINERAL RIGHTS AND/OR OIL AND GAS RIGHTS ARE OR WILL BE SEVERED FROM THE PROPERTY, THE OWNER OF THOSE RIGHTS MAY HAVE THE PERPETUAL RIGHT TO DRILL, MINE, EXPLORE, AND REMOVE ANY OF THE SUBSURFACE MINERAL AND/OR OIL OR GAS RESOURCES ON OR FROM THE PROPERTY EITHER DIRECTLY FROM THE SURFACE OF THE PROPERTY OR FROM A NEARBY LOCATION. WITH REGARD TO THE SEVERANCE OF MINERAL RIGHTS AND/OR OIL AND GAS RIGHTS, SELLER MAKES THE FOLLOWING DISCLOSURES: YES NO NO REPRESENTATION Initials {{$ini2}} Buyer 1. MINERAL RIGHTS WERE SEVERED FROM THE PROPERTY BY A PREVIOUS OWNER. [ ] [ ] [ X ] Initials {{$ini2}} Buyer 2. SELLER HAS SEVERED MINERAL RIGHTS FROM THE PROPERTY. [ ] [ X ] Initials {{$ini2}} Buyer 3. SELLER INTENDS TO SEVER THE MINERAL RIGHTS FROM THE PROPERTY PRIOR TO TRANSFER OF TITLE TO BUYER. [ ] [ X ] Initials {{$ini2}} Buyer 4. OIL AND GAS RIGHTS WERE SEVERED FROM THE PROPERTY BY A PREVIOUS OWNER. [ ] [ ] [ X ] Initials {{$ini2}} Buyer 5. SELLER HAS SEVERED THE OIL AND GAS RIGHTS FROM THE PROPERTY. [ ] [ X ] Initials {{$ini2}} Buyer 6. SELLER INTENDS TO SEVER THE OIL AND GAS RIGHTS FROM THE PROPERTY PRIOR TO TRANSFER OF TITLE TO BUYER. [ ] [ X ] ***Please note that if Seller has checked that mineral rights and/or oil and gas rights have been severed from the property by the Seller, then Seller agrees to convey the mineral rights and/or oil and gas rights back to Buyer at or before closing on the property.*** Purchaser: {{s2_es_:signer2:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} Buyer: Neptune Rem LLC, a Delaware limited liability company {{$dtd2}} Date Seller: D.R. Horton, Inc. {{s3_es_:signer3:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} {{f3_es_:signer3:fullname:dimension(width=40mm,height=8mm):font(size=10):align(left)}} {{t3_es_:signer3:title:dimension(width=40mm,height=8mm):font(size=10):align(left)}} {{$dtd3}} Date {{!Name2_es_:signer2:fullname:font(color=white, size=2)}} {{!Name3_es_:signer3:fullname:font(color=white, size=2)}} JA JA JA JA JA JA JA JA JA JA JA JA Neptune Rem LLC, a Delaware limited liability company (Sep 18, 2025 09:36:07 MDT) Neptune Rem LLC, a Delaware limited liability company Sep 18, 2025 Neptune Rem LLC, a Delaware limited liability company

ADDENDUM 2 Construction Addendum & Disclosures This Addendum is attached to and made a part of that Home Purchase Agreement (the “Agreement”) between Neptune Rem LLC, a Delaware limited liability company, as Purchaser, and D.R. Horton, Inc., as Seller, regarding that parcel of land located in WAKE County, WAKE, briefly described as Lot - The Townes at Prestleigh Subdivision and referred to in the Agreement as the “Lot.” All terms defined in the main text of the Agreement shall have the same meanings when used in this Addendum. Purchaser and Seller further agree as follows: 1. CONSTRUCTION OF HOUSE. Prior to Closing, Seller shall construct a {{$rb0d61}} single-family detached / {{$rb0d62}} townhouse residence (the “House”) on the Lot. Seller shall not be required to commence construction of the House unless and until: (a) the Loan has been approved by Purchaser’s lender to Seller’s satisfaction (if financing contingency selected in Section 2 of the Agreement); (b) Purchaser has paid all amounts then due to Purchaser’s lender and to Seller; (c) all contingencies to Purchaser’s performance hereunder have been satisfied or removed to Seller’s satisfaction; and (d) Purchaser has completed its selection of all colors and options for the House. 2. HOUSE PLAN. Seller shall construct the House according to the PEARSON - DRHE Plan, Elevation A3, including those features and options listed on Exhibit A to this Agreement, {{$rb1d61}} on a slab {{$rb1d62}} on a crawl space {{$rb1d63}} over a basement ( the “Base Plan”). Seller’s obligation to construct the House shall be contingent on Seller’s ability: (a) to place the House on the Lot without obtaining variances from any set-backs or other dimensional requirements, and (b) to construct the House on the Lot without incurring abnormal costs for foundation, slab or structural support walls. If Seller determines that either of these contingencies cannot be satisfied to Seller’s satisfaction, then Seller may terminate this Agreement upon written notice to Purchaser, in which event the Earnest Money and the Option Money (if any) shall be refunded to Purchaser. Seller shall determine the placement and orientation of the House on the Lot in Seller’s sole discretion. Purchaser acknowledges that the House shall be handmade and unique, and that although the House shall be based on the Base Plan, variations from the Base Plan will occur. Seller shall not be responsible for such variations from the Base Plan. Purchaser also acknowledges that brochures, collateral and marketing materials, models and displays used by Seller’s sales agents are for general illustrative purposes only, and are not to be relied upon as representations of actual locations, dimensions, specifications or finished products. Subject only to the provisions of 9.c and 14 of this Agreement, Closing shall constitute acceptance of the House by Purchaser AS BUILT, and Purchaser hereby waives any right to object to any variation in construction from the Base Plan after Closing. Purchaser further acknowledges and agrees that Seller may remove or retain any trees and other vegetation currently existing on the Property if, in Seller’s sole discretion, Seller determines that such removal or retention is necessary or desirable in connection with the development of the Property or the Subdivision. 3. HEATING AND AIR CONDITIONING. The House shall be adequately and efficiently heated and air-conditioned with equipment having at least the minimum specifications for the House as established by applicable building and construction codes. The clothes dryer shall vent to the outside. 4. INSULATION. Insulation shall be installed in the House to at least the following minimum standards: (a) exterior walls, excluding exterior garage walls, to be insulated with BATT insulation to a thickness of 3 5/8 inches which will, according to the manufacturer, yield an R-value of 13; (b) ceilings below attic areas to be insulated with BLOWN insulation to a thickness of 13 inches which will, according to the manufacturer, yield an R-value of 30; (c) vaulted ceilings to be insulated with BATT insulation to a thickness of 6 1/4 inches which will, according to the manufacturer, yield an R-value of 19; and (d) floor overhangs to be insulated with BATT insulation to a thickness of 3 5/8 inches which will, according to the manufacturer, yield an R-value of 13. 5. CHANGES. Seller may, but shall not be required to, allow changes to the House after the execution of this Agreement. If Purchaser requests a change in the House and Seller agrees to the change, Purchaser shall pay to Seller a Change Fee in the amount of Five Hundred and 00/100 Dollars ($500.00) for each such change at the time the request is approved by Seller. Any Change Fee paid shall be nonrefundable and shall not be credited against the Purchase Price. Any changes shall not be effective unless evidenced by a written amendment to this Agreement. At the time of execution of that amendment, Purchaser shall pay to the Seller the total increase in the Purchase Price resulting from the changes as additional Option Money. Purchaser recognizes that any such changes may affect the timing of Seller’s completion of the House. Purchaser acknowledges that the cost of options and upgrades may not result in a commensurate increase in the value of the Property. 6. COMPLETION. Subject to the contingencies stated herein, Seller shall complete construction of the House prior to Closing. Seller shall construct the House according to all applicable governmental codes and regulations. Seller reserves the right to substitute materials or items to be used in the construction of the House with materials or items of equal or comparable value. Construction of the House shall be deemed complete when a certificate of occupancy is issued for the House by the applicable governmental authority. Seller shall deliver the completed House to Purchaser at Closing in “broom-clean” condition, ready to occupy. The House and Lot shall be free of all trash and debris. 7. PURCHASER’S INQUIRIES. Purchaser shall direct all inquiries and questions to Seller’s on-site associate. The on-site associate will provide Purchaser with timely responses; however, the associate does not and shall not have authority to change the terms of this Agreement in any manner. This Agreement may be changed or modified only by a written amendment duly executed by both Purchaser and Seller. Purchaser acknowledges that Seller’s sales associates, superintendents, closing staff, warranty staff and other employees do not have authority to modify this Agreement. Only an authorized corporate officer of Seller may modify this Agreement on Seller’s behalf. IN WITNESS WHEREOF, THE UNDERSIGNED, HAVING READ AND REVIEWED THIS ADDENDUM, HAVE SIGNED THIS ADDENDUM ON THE DATES SHOWN BELOW. PURCHASER: {{s2_es_:signer2:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} Buyer: Neptune Rem LLC, a Delaware limited liability company {{$dtd2}} Date SELLER: D.R. Horton, Inc. {{s3_es_:signer3:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} {{f3_es_:signer3:fullname:dimension(width=40mm,height=8mm):font(size=10):align(left)}} {{t3_es_:signer3:title:dimension(width=40mm,height=8mm):font(size=10):align(left)}} {{$dtd3}} Date Neptune Rem LLC, a Delaware limited liability company (Sep 18, 2025 09:36:07 MDT) Neptune Rem LLC, a Delaware limited liability company Sep 18, 2025

Buyer(s): Neptune Rem LLC, a Delaware limited liability company, Community: The Townes at Prestleigh, Plat: //, Address: 405 BELGIAN RED WAY, Sales Rep: Sam Destefano Job: 786560344 Printed: 9/18/2025 Page 2 of 2 Addendum 2 - New Construction (rev. 29-Jan-2016) For Internal Purposes Only: Seller’s Sales Representative: {{s1_es_:signer1:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} Sales Rep: Sam Destefano {{$dtd1}} Date {{!Name2_es_:signer2:fullname:font(color=white, size=2)}} {{!Name3_es_:signer3:fullname:font(color=white, size=2)}} {{!Name1_es_:signer1:fullname:font(color=white, size=2)}} Sam Destefano (Sep 18, 2025 08:54:10 EDT) Sam Destefano Sep 18, 2025 Sam Destefano Neptune Rem LLC, a Delaware limited liability company

Buyer(s): Neptune Rem LLC, a Delaware limited liability company, Community: The Townes at Prestleigh, Plat: //, Address: 405 BELGIAN RED WAY, Sales Rep: Sam Destefano Job: 786560344 Printed: 9/18/2025 Page 1 of 2 Addendum 3: Current Residence Contingency (rev. 20-MAR-2018) ADDENDUM 3 CURRENT RESIDENCE CONTINGENCY This Addendum is attached to and made a part of that Home Purchase Agreement (the “Agreement”) between Neptune Rem LLC, a Delaware limited liability company, as Purchaser, and D.R. Horton, Inc., as Seller, regarding that parcel of land located in WAKE County, NC, briefly described as Lot , Block/Phase , The Townes at Prestleigh subdivision, and referred to in the Agreement as the “Lot.” All terms defined in the Agreement shall have the same meanings when used in this Addendum. Purchaser and Seller further agree as follows: 1. CONTINGENCY. The subsection checked below shall apply: {{$rb0d71}} a. Purchaser agrees and acknowledge that Purchaser’s performance of its obligations under this Agreement shall not be contingent upon the sale of Purchaser’s current or former residence or any other property. {{$rb0d72}} b. Purchaser’s performance of its obligations under this Agreement shall be contingent upon the closing of Purchaser’s sale of certain real property owned by Purchaser identified below (the “Current Residence”). The contingency described in the foregoing sentence is referred to in this Addendum as the “Contingency.” In the event the Contingency is not satisfied or waived in writing by Purchaser on or before the deadline stated below (the “Contingency Deadline”), either party may terminate this Agreement upon written notice to the other. In such event, the Earnest Money shall be refunded to Purchaser, the Option Money, if any, shall be retained by Seller, and neither party shall have any further liability or obligation to the other hereunder. Current Residence: _______________ __________, ____, Contingency Deadline: 11/17/2025 2. PURCHASER’S WARRANTIES. If Section 1(b) above is checked, Purchaser represents and warrants as follows: a. Purchaser warrants that the Current Residence is currently listed for sale (or will be listed within 5 business days of the Effective Date) with a reputable real estate brokerage licensed to do business in the state and county in which it is located, and that the Current Residence is listed by that brokerage firm in the authorized multiple listing service used by real estate agencies in the community in which it is located. Purchaser warrants that it shall maintain these listings of the Current Residence until it is sold or this Agreement is terminated. b. Purchaser warrants that there {{$c17}} IS / {{$c18}} IS NOT a fully executed contract currently in effect for the sale of Purchaser’s Current Residence. c. Purchaser warrants that, except for the Contingency, this Agreement is not contingent upon the closing of a sale of any property owned by Purchaser and that, at the time of Closing, Purchaser will have sufficient cash available (together with the Loan) to complete the purchase of the Property contemplated in the Agreement. In the event the Purchaser does not have sufficient cash available at Closing or cannot obtain financing without closing on the sale of another property, Seller may terminate this Agreement upon written notice to Purchaser. In such event, Seller shall retain the Earnest Money and the Option Money, if any, and thereafter neither party shall have any further liability or obligation to the other hereunder. 3. AUTOMATIC EXPIRATION. Notwithstanding any other provision herein, if this Agreement has not been previously terminated, the Contingency shall automatically expire on the date that is ten (10) days after the Contingency Deadline and thereafter shall not be a condition to Purchaser’s obligation to close on the purchase of the Property. FROM AND AFTER THAT DATE, PURCHASER SHALL NOT HAVE THE RIGHT TO TERMINATE THIS AGREEMENT FOR FAILURE OF THE CONTINGENCY TO BE MET OR SATISFIED. 4. THIRD PARTY OFFERS; TERMINATION BY SELLER. Purchaser acknowledges that Seller shall continue to market the Property so long as the Contingency remains in effect. If Seller receives a bona fide offer to purchase the Property from a third party during such period, then Seller shall notify Purchaser that it has received such offer. Purchaser shall then have forty-eight (48) hours from receipt of such notice to notify Seller that Purchaser waives the contingency to Purchaser’s performance stated in this Addendum, in which event the contingency shall become void and have no further force or effect. If Purchaser does not so notify Seller within that time period, then Seller may terminate this Agreement upon written notice to Purchaser, in which event Seller shall refund all Earnest Money to Purchaser, Seller shall retain all Option Money, if any, and thereafter neither party shall have any further liability or obligation to the other under this Agreement. 5. CONFLICT. In the event of any conflict between the terms and provisions of the main text of this Agreement and the terms and provisions of this Addendum, the terms and provisions of this Addendum shall control. ✔

Buyer(s): Neptune Rem LLC, a Delaware limited liability company, Community: The Townes at Prestleigh, Plat: //, Address: 405 BELGIAN RED WAY, Sales Rep: Sam Destefano Job: 786560344 Printed: 9/18/2025 Page 2 of 2 Addendum 3: Current Residence Contingency (rev. 20-MAR-2018) Purchaser: {{s2_es_:signer2:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} Buyer: Neptune Rem LLC, a Delaware limited liability company {{$dtd2}} Date Seller: D.R. Horton, Inc. {{s3_es_:signer3:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} {{f3_es_:signer3:fullname:dimension(width=40mm,height=8mm):font(size=10):align(left)}} {{t3_es_:signer3:title:dimension(width=40mm,height=8mm):font(size=10):align(left)}} {{$dtd3}} Date For Internal Purposes Only SELLER’S SALES REP: {{s1_es_:signer1:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} Sales Rep: Sam Destefano {{$dtd1}} Date {{!Name2_es_:signer2:fullname:font(color=white, size=2)}} {{!Name3_es_:signer3:fullname:font(color=white, size=2)}} {{!Name1_es_:signer1:fullname:font(color=white, size=2)}} Sam Destefano (Sep 18, 2025 08:54:10 EDT) Sam Destefano Sep 18, 2025 Sam Destefano Neptune Rem LLC, a Delaware limited liability company (Sep 18, 2025 09:36:07 MDT) Neptune Rem LLC, a Delaware limited liability company Sep 18, 2025 Neptune Rem LLC, a Delaware limited liability company

Buyer(s): Neptune Rem LLC, a Delaware limited liability company, Community: The Townes at Prestleigh, Plat: //, Address: 405 BELGIAN RED WAY, Sales Rep: Sam Destefano Job: 786560344 Printed: 9/18/2025 Page 1 of 1 Addendum 6: Special Stips (rev. 3-Jan-2016) ADDENDUM 6 SPECIAL STIPULATIONS This ADDENDUM is attached to and made a part of that Home Purchase Agreement (the “Agreement”) by and between D.R. Horton, Inc., as Seller, and Neptune Rem LLC, a Delaware limited liability company, as Purchaser (the “Agreement”) regarding that certain parcel of real estate located in WAKE County, NC, briefly described as Lot , The Townes at Prestleigh Subdivision and referred to in the Agreement as the “Lot.” All terms defined in the main text of the Agreement shall have the same meanings when used in this Addendum. In the event of any conflict between the terms of this Addendum and any other term or provision of the Agreement, this Addendum shall control. Notwithstanding any other provision of the Agreement, Seller and Purchaser agree as follows: On page 1 Section 2, subsection a, Seller shall extend period of 5 days from execution to 90 days from execution to provide documentation to Seller that will verify to Seller’s reasonable satisfaction that Purchaser has the available funds necessary to purchase the property according to the terms of the agreement. Remaining provisions to the Seller and Purchaser in this section of the agreement shall remain as set forth. IN WITNESS WHEREOF, THE UNDERSIGNED, HAVING READ AND REVIEWED THIS ADDENDUM, HAVE SIGNED THIS ADDENDUM ON THE DATES SHOWN BELOW. PURCHASER: {{s2_es_:signer2:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} Buyer: Neptune Rem LLC, a Delaware limited liability company {{$dtd2}} Date SELLER: D.R. Horton, Inc. {{s3_es_:signer3:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} {{f3_es_:signer3:fullname:dimension(width=40mm,height=8mm):font(size=10):align(left)}} {{t3_es_:signer3:title:dimension(width=40mm,height=8mm):font(size=10):align(left)}} {{$dtd3}} Date {{!Name2_es_:signer2:fullname:font(color=white, size=2)}} {{!Name3_es_:signer3:fullname:font(color=white, size=2)}} Neptune Rem LLC, a Delaware limited liability company (Sep 18, 2025 09:36:07 MDT) Neptune Rem LLC, a Delaware limited liability company Sep 18, 2025 Neptune Rem LLC, a Delaware limited liability company

Buyer(s): Neptune Rem LLC, a Delaware limited liability company, Community: The Townes at Prestleigh, Plat: //, Address: 405 BELGIAN RED WAY, Sales Rep: Sam Destefano Job: 786560344 Printed: 9/18/2025 Page 1 of 1 Addendum 9 - Variations in Materials & Components (rev. 18-Apr-2019) ADDENDUM 9 VARIATIONS IN MATERIALS AND COMPONENTS This Addendum is attached to and made a part of that Home Purchase Agreement (the “Agreement”) between Neptune Rem LLC, a Delaware limited liability company, as Purchaser, and D.R. Horton, Inc., as Seller, regarding that parcel of land located in WAKE County, NC, briefly described as Lot , Block/Phase , The Townes at Prestleigh subdivision, and referred to in the Agreement as the “Lot.” All terms defined in the Agreement shall have the same meanings when used in this Addendum. Purchaser and Seller further agree and acknowledge as follows: 1. Many materials, both natural and man-made, used in the construction of homes contain variations and inconsistencies. Such variations and inconsistencies are beyond Seller’s control, and Seller shall not be responsible or liable for them. Some of the materials and components which may exhibit variations and inconsistencies are detailed in the sections below. 2. CONCRETE. Purchaser understands and acknowledges that when adding additional concrete to the existing concrete pad, the two pads may not match in color. Also, there may be visible seam between the two pads. 3. INTERIOR PAINT. Seller installs a level 4 drywall/Gypsum Board finish in its homes. White or light color flat paint is recommended for this type of finish and is a standard feature in Seller’s homes. Colored, gloss or semi-gloss paint are not recommended as they may magnify joint or patch photographing in critical lighting areas. 4. OUTLET LOCATIONS. Purchaser understands that any cable, phone and/or data outlet locations that are not specifically designated at the initial time of selections will be placed by the construction supervisor, and will not be moved. 5. WOOD. a. Purchaser understands that wood of the same species will vary in color, mineral streaking, texture, pitch pockets, and grain uniformity, depending on when, where and how the tree grew and the fact that different wood products come from different manufacturers. These characteristics may occur on adjacent cabinets, between pair of doors and/or drawers, with the same cabinet panels, between flooring, stair treads and railings and between flooring and cabinets/vanities. It is these differences, caused by nature, that create the warmth and individuality of fine woods. Darker finishes tend to hide some of these natural characteristics while lighter finishes tend to accentuate the differences. Because of this, the variations in color and contrast may be different than in a display or in a smaller sample. b. Seller shall not be responsible under any circumstances for damage or wear to hardwood flooring caused in whole or in part by moisture. Please refer to the Limited Warranty administered by Residential Warranty Corporation for terms, conditions, and exclusions pertaining to flooring. 6. STUCCO. The final appearance of your home may be impacted by sunlight angles, shadows from architectural details, application and texturing techniques, environmental surrounding and color lot to color lot variations. 7. BRICK/STONE. Brick and stone products are composed of earthen materials and go through many processes before firing and consequently each run or lot of brick/stone will vary. Photographs, samples and even completed homes are only a representation of the color and each run or lot and even installation can vary from home to home. An exact replication of total color or percentages as displayed by samples or model homes cannot be guaranteed. 8. GRANITE/CERAMIC/MARBLE. These materials used in counter tops, fireplace surrounds/hearths, wall and floor tile are natural materials and therefore the color, texture, and veining caries from piece to piece. These materials may contain natural blemishes and the surface may have a natural grain, small cracks or pits. Accordingly, consistency and matching cannot be guaranteed. Granite tops will have seams that are visible. 9. In the event of any conflict between the provisions of this Addendum and the provisions of the Agreement, the Agreement shall control. In the event of any conflict between the provisions of this Addendum and the provisions of the Limited Warranty, the Limited Warranty shall control. IN WITNESS WHEREOF, THE UNDERSIGNED, HAVING READ AND UNDERSTOOD THIS ADDENDUM, HEREBY EXECUTE THIS ADDENDUM AS OF THE DATES SHOWN BELOW. Purchaser: {{s2_es_:signer2:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} Buyer: Neptune Rem LLC, a Delaware limited liability company {{$dtd2}} Date Seller: D.R. Horton, Inc. {{s3_es_:signer3:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} {{f3_es_:signer3:fullname:dimension(width=40mm,height=8mm):font(size=10):align(left)}} {{t3_es_:signer3:title:dimension(width=40mm,height=8mm):font(size=10):align(left)}} {{$dtd3}} Date {{!Name2_es_:signer2:fullname:font(color=white, size=2)}} {{!Name3_es_:signer3:fullname:font(color=white, size=2)}} Neptune Rem LLC, a Delaware limited liability company (Sep 18, 2025 09:36:07 MDT) Neptune Rem LLC, a Delaware limited liability company Sep 18, 2025 Neptune Rem LLC, a Delaware limited liability company

This form is required for use in all sales transactions, including residential and commercial. REC: 4.27 4/6/2021 WORKING WITH REAL ESTATE AGENTS DISCLOSURE (FOR BUYERS) Note to Agent: Check all relationship types below that my apply to this buyer. Note to Buyer: For more information on an agent’s duties and services, refer to the NC Real Estate Commissions’ “Questions and Answers on: Working With Real Estate Agents” brochure at ncrec.gov (Publication, Q&A Brochures) or ask an agent for a copy of it. {{s2_es_:signer2:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} Buyer: Neptune Rem LLC, a Delaware limited liability company {{$dtd2}} Date {{s1_es_:signer1:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} Sales Rep: Sam Destefano {{$dtd1}} Date Sales Agent License Number#: ________________ IMPORTANT This form is not a contract. Signing this disclosure only means you have received it. • In a real estate sales transaction, it is important that you understand whether an agent represents you. • Real estate agents are required to (1) review this form with you at first substantial contact – before asking for or receiving your confidential information and (2) give you a copy of it after you sign it. This is for your own protection. • Do not share any confidential information with a real estate agent or assume that the agent is acting on your behalf until you have entered into agreement with the agent to represent you. Otherwise, the agent can share your confidential information with others. _________ Buyer Agency: If you agree, the agent who gave you this form (and the agent’s firm) would represent you as a buyer agent and be loyal to you. You may begin with an oral agreement, but your agent must enter into a written buyer agency agreement with you before preparing a written offer to purchase or communicating an oral offer for you. The seller would either be represented by an agent affiliated with a different real estate firm or be unrepresented. ____×______ Unrepresented Buyer (Seller subagent): The agent who gave you this form may assist you in your purchase but will not be representing you and has no loyalty to you. The agent will represent the seller. Do no share any confidential information with this agent. _____________ Dual Agency: Dual agency will occur if you purchase a property listed by the firm that represents you. If you agree, the real estate firm and any agent with the same firm (company), would be permitted to represent you and the seller at the same time. A dual agent’s loyalty would be divided between you and seller, but the firm and its agents must treat you and the seller fairly and equally and cannot help you gain an advantage over the other party.* ____________ Designated Dual Agency: If you agree, the real estate firm would represent both you and seller, but the firm would designate one agent to represent you and a different agent to represent the seller. Each designated agent would be loyal only to their client.* *Any agreement between you and an agent that permits dual agency must be put in writing no later than the time you make an offer to purchase. Sam Destefano (Sep 18, 2025 08:54:10 EDT) Sam Destefano Sep 18, 2025 Neptune Rem LLC, a Delaware limited liability company (Sep 18, 2025 09:36:07 MDT) Neptune Rem LLC, a Delaware limited liability company Sep 18, 2025

This form is required for use in all sales transactions, including residential and commercial. REC: 4.27 4/6/2021 WORKING WITH REAL ESTATE AGENTS DISCLOSURE (FOR BUYERS) {{!Name2_es_:signer2:fullname:font(color=white, size=2)}} {{!Name1_es_:signer1:fullname:font(color=white, size=2)}} Sam Destefano Neptune Rem LLC, a Delaware limited liability company

Buyer(s): Neptune Rem LLC, a Delaware limited liability company, Community: The Townes at Prestleigh, Plat: //, Address: 405 BELGIAN RED WAY, Sales Rep: Sam Destefano Job: 786560344 Printed: 9/18/2025 Investor Addendum Rev. 2.2.21 ADDENDUM REGARDING OWNER-OCCUPANCY This Addendum is attached to and made a part of that Home Purchase Agreement (the “Agreement”) between Neptune Rem LLC, a Delaware limited liability company, as Purchaser, and D.R. Horton, Inc., as Seller, regarding that parcel of land located in WAKE County, NC, briefly described as Lot 0344, The Townes at Prestleigh, and referred to in the Agreement as the “Lot.” All terms defined in the main text of the Agreement shall have the same meanings when used in this Addendum. Purchaser and Seller hereby agree as follows: {{$rb0d113}} 1. Purchaser hereby represents and warrants the Property is to be owned and occupied as Purchaser’s primary residence and not for investment purposes or rental. Purchaser acknowledges that any misrepresentation in this respect will be a material default of the Agreement entitling Seller to terminate the Agreement and retain the Earnest Money as liquidated damages. Purchaser agrees to provide verification or proof of the sale or transfer, or intention thereof, of Purchaser’s existing residence to Seller within seven (7) calendar days of receipt of a written request from Seller. {{$rb0d114}} 2. Purchaser hereby represents and warrants that the Property is to be purchased as an investment property. Purchaser acknowledges that Seller can, in its sole and absolute discretion, prohibit or limit the number of investor purchases in the Community, and if Seller determines that this Agreement exceeds the number of allowable investor purchases in the Community, Purchaser acknowledges that Seller may terminate the Agreement and return the Earnest Money to Purchaser and no cause of action shall accrue on behalf of Purchaser because of such termination. 3. In the event of any conflict between the terms and provisions of the main text of this Agreement and the terms and provisions of this Addendum, the terms and provisions of this Addendum shall control. Purchaser: {{s2_es_:signer2:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} Buyer: Neptune Rem LLC, a Delaware limited liability company {{$dtd2}} Date Seller: D.R. Horton, Inc. {{s3_es_:signer3:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} {{f3_es_:signer3:fullname:dimension(width=40mm,height=8mm):font(size=10):align(left)}} {{t3_es_:signer3:title:dimension(width=40mm,height=8mm):font(size=10):align(left)}} {{$dtd3}} Date For administrative purposes only: {{s1_es_:signer1:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} Sales Rep: Sam Destefano {{$dtd1}} Date Sam Destefano (Sep 18, 2025 08:54:10 EDT) Sam Destefano Sep 18, 2025 Neptune Rem LLC, a Delaware limited liability company (Sep 18, 2025 09:36:07 MDT) Neptune Rem LLC, a Delaware limited liability company Sep 18, 2025

Buyer(s): Neptune Rem LLC, a Delaware limited liability company, Community: The Townes at Prestleigh, Plat: //, Address: 405 BELGIAN RED WAY, Sales Rep: Sam Destefano Job: 786560344 Printed: 9/18/2025 Investor Addendum Rev. 2.2.21 {{!Name2_es_:signer2:fullname:font(color=white, size=2)}} {{!Name3_es_:signer3:fullname:font(color=white, size=2)}} {{!Name1_es_:signer1:fullname:font(color=white, size=2)}} Sam Destefano Neptune Rem LLC, a Delaware limited liability company

09/18/2025

Closing Disclosure Contact Information

Below is information intended to assist interested parties with the completion of the Closing Disclosure.

GENERAL INFORMATION

Buyer(s):	Neptune Rem LLC, a Delaware limited liability company		
Subdivision:	The Townes at Prestleigh		
Lot Address:	405 BELGIAN RED WAY, WAKE FOREST, NC 27587		
Buyer Home:			
Buyer Cell:			
Buyer Work:			
Buyer Email:			
Lot/Block:	/	**Builder Key:**	786560344
Total Price:	$282,760.00	**Ratify Date:**	

REAL ESTATE BROKER INFORMATION (BUYER)

Company Name:			
Company Address:			
Broker Officer:			
Broker Officer License:		**Officer Email:**	
Agent Name:			
Agent License:			
Agent Email:			
Agent Cell:			
Agent Work:			
Agent Fax:			

REAL ESTATE BROKER INFORMATION (SELLER)

Company Name:	D.R. Horton, Inc.
Company Address:	7208 Falls of Neuse Rd. NC 27615
Company License:	______________________________
Agent Name:	Sam Destefano
Agent License:	
Agent Email:	
Agent Cell:	
Agent Work:	

SELLER INFORMATION

Name:	D.R. Horton, Inc.
Address:	7208 Falls of Neuse Rd. NC 27615 919-460-2999 Real Estate License Number: C7933 VA Builder ID: 06287

SETTLEMENT AGENT INFORMATION

Company Name:	A W MORRIS LAW
Company Address:	5000 Falls of Neuse Road
Agent Name:	MORRIS, ANGELA
Agent Email:	
	(919) 783-8945

Buyer(s): Neptune Rem LLC, a Delaware limited liability company, Community: The Townes at Prestleigh, Plat: //, Address: 405 BELGIAN RED WAY, Sales Rep: Sam Destefano Job: 786560344 Printed: 9/18/2025 Page 1 of 1 FHA Real Estate Certification FHA REAL ESTATE CERTIFICATION This certification is attached to and made part of that certain Home Purchase Agreement (the “Agreement”) by and between D.R. Horton, Inc.,, as Seller, and Neptune Rem LLC, a Delaware limited liability company, as Purchaser, for the purchase and sale of Lot , Block/Phase 0344,, The Townes at Prestleigh Subdivision in 405 BELGIAN RED WAY, WAKE FOREST, NC 27587, NC. Capitalized terms not otherwise defined herein shall have the same meanings as ascribed to them in the Agreement. Purchaser, Seller, and Co-Broker hereby certify that (1) the terms and conditions of the Agreement are true to the best of their knowledge and belief, and (2) any other agreement entered into by any of these parties in connection with this real estate transaction is part of, or attached to, the Agreement. PURCHASER: {{s2_es_:signer2:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} Buyer: Neptune Rem LLC, a Delaware limited liability company {{$dtd2}} Date SELLER: D.R. Horton, Inc. {{s3_es_:signer3:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} {{f3_es_:signer3:fullname:dimension(width=40mm,height=8mm):font(size=10):align(left)}} {{t3_es_:signer3:title:dimension(width=40mm,height=8mm):font(size=10):align(left)}} {{$dtd3}} Date CO-BROKER: {{!Name2_es_:signer2:fullname:font(color=white, size=2)}} {{!Name3_es_:signer3:fullname:font(color=white, size=2)}} Neptune Rem LLC, a Delaware limited liability company (Sep 18, 2025 09:36:07 MDT) Neptune Rem LLC, a Delaware limited liability company Sep 18, 2025 Neptune Rem LLC, a Delaware limited liability company

Privacy Notice For more information on our collection, sharing, and other processing of personal information, please visit the D.R. Horton Privacy Policy available on www.drhorton.com. You agree to our processing of your personal information consistent with our Privacy Policy. BUYER(S): {{s2_es_:signer2:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} Buyer: Neptune Rem LLC, a Delaware limited liability company {{$dtd2}} Date {{!Name2_es_:signer2:fullname:font(color=white, size=2)}} Neptune Rem LLC, a Delaware limited liability company (Sep 18, 2025 09:36:07 MDT) Neptune Rem LLC, a Delaware limited liability company Sep 18, 2025 Neptune Rem LLC, a Delaware limited liability company

Buyer(s): Neptune Rem LLC, a Delaware limited liability company, Community: The Townes at Prestleigh, Plat: //, Address: 405 BELGIAN RED WAY, Sales Rep: Sam Destefano Job: 786560344 Printed: 9/18/2025 Page 1 of 3 NC Public Subdivision Streets Disclosure Addendum under dev. 3rd Party 04-Oct-2018 Initials {{$ini2}} Buyer DISCLOSURE AND ACKNOWLEDGEMENT REGARDING SUBDIVISION STREETS (PUBLIC) This Disclosure and Acknowledgement Regarding Subdivision Streets (this “Disclosure”) is attached to and made a part of that HOME PURCHASE AGREEMENT (the “Agreement”) between D. R. Horton, Inc., as “Seller,” and Neptune Rem LLC, a Delaware limited liability company, as “Purchaser,” regarding that parcel of real estate located in WAKE County, North Carolina (the “County”), briefly described as Lot , The Townes at Prestleigh Subdivision (the “Subdivision”), and referred to in the Agreement as the “Lot” or “Property”. All terms defined in the main text of the Agreement shall have the same meanings when used in this Disclosure. Notwithstanding any other provision of the Agreement, Seller and Purchaser agree as follows: 1. In the event of a conflict between the terms and provisions of the main text of the Agreement and the terms and provisions of this Disclosure, the terms and provisions of this Disclosure shall control. 2. In accordance with N.C.G.S. Section 136-102.6(f), Seller hereby discloses, and Purchaser hereby acknowledges, that (SELECT ONE, as applicable): (completed Subdivision with dedicated and accepted streets) the street on which the Property fronts (the “Street”) is currently designated as a public street. Seller hereby certifies that the right-of-way and design of the streets within the Subdivision (including the Street) has been approved by the Division of Highways of the North Carolina Department of Transportation. Seller further certifies that the Street has been constructed in accordance with the standards for subdivision streets by the North Carolina Department of Transportation for acceptance on the highway system. or (Subdivision under development by Seller) it is Seller’s intention to dedicate the Street as a public street, as shown on the recorded plat for the Subdivision. Seller hereby certifies that the right-of-way and design of the streets within the Subdivision (including the Street) will be submitted for approval to the Division of Highways of the North Carolina Department of Transportation. Seller further certifies that the Street has been or will be constructed in accordance with the standards for subdivision streets by the North Carolina Department of Transportation for acceptance on the highway system. or (Subdivision under development by third party developer) Seller is not the developer of the Subdivision. The developer has represented to Seller that: (a) the developer will dedicate the Street as a public street, as shown on the recorded plat for the Subdivision; (b) the right-of-way and design of the streets within the Subdivision (including the Street) will be submitted for approval to the Division of Highways of the North Carolina Department of Transportation; and (c) the Street has been or will be constructed in accordance with the standards for subdivision streets by the North Carolina Department of Transportation for acceptance on the highway system. Seller is not, however, responsible or obligated to Purchaser or to any other party for the construction of or dedication of the streets within the Subdivision. 3. Except as stated in this Disclosure, Seller, its officers, directors, employees, agents, parents, subsidiaries, affiliates, heirs, personal representatives, successors and assigns (the “Seller Parties”), are not authorized to make, have not made and do not make any warranties, representations, promises or statements of any kind, whether written or oral, express or implied, with regard to the Lot, the Subdivision, the Street, or existing or potential effects associated with any of the same (the “Disclosed Matters”). 4. GENERAL RELEASE. PURCHASER AND PURCHASER’S HEIRS, SUCCESSORS, ASSIGNS AND LEGAL REPRESENTATIVES (THE “PURCHASER PARTIES”) HEREBY RELEASE SELLER PARTIES FROM ANY CLAIMS, COMPLAINTS, DEMANDS, LOSSES, COSTS, EXPENSES, INJURIES OR DAMAGES THAT THE PURCHASER PARTIES MAY HAVE THAT ARE IN ANY WAY RELATED TO THE STREET OR THEIR EFFECTS, PRESENT OR FUTURE, AND WHICH MAY IMPACT THE LOT, OR ARE IN ANY WAY RELATED TO THE STREET. IT IS THE SPECIFIC INTENT OF THE PURCHASER PARTIES TO FULLY RELEASE AND DISCHARGE THE SELLER PARTIES JA JA

Buyer(s): Neptune Rem LLC, a Delaware limited liability company, Community: The Townes at Prestleigh, Plat: //, Address: 405 BELGIAN RED WAY, Sales Rep: Sam Destefano Job: 786560344 Printed: 9/18/2025 Page 2 of 3 NC Public Subdivision Streets Disclosure Addendum under dev. 3rd Party 04-Oct-2018 Initials {{$ini2}} Buyer FROM ANY AND ALL LIABILITY RELATED TO THE STREET. 5. Seller shall have no duty to update, and will not update, this Disclosure or the information in this Disclosure, either prior to or after Closing. JA JA

Buyer(s): Neptune Rem LLC, a Delaware limited liability company, Community: The Townes at Prestleigh, Plat: //, Address: 405 BELGIAN RED WAY, Sales Rep: Sam Destefano Job: 786560344 Printed: 9/18/2025 Page 3 of 3 NC Public Subdivision Streets Disclosure Addendum under dev. 3rd Party 04-Oct-2018 Initials {{$ini2}} Buyer IN WITNESS WHEREOF, THE UNDERSIGNED, HAVING READ AND REVIEWED THIS DISCLOSURE, HAVE SIGNED THIS DISCLOSURE ON THE DATES SHOWN BELOW. Purchaser: {{s2_es_:signer2:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} Buyer: Neptune Rem LLC, a Delaware limited liability company {{$dtd2}} Date Seller: D.R. Horton, Inc. {{s3_es_:signer3:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} {{f3_es_:signer3:fullname:dimension(width=40mm,height=8mm):font(size=10):align(left)}} {{t3_es_:signer3:title:dimension(width=40mm,height=8mm):font(size=10):align(left)}} {{$dtd3}} Date For administrative purposes only: {{s1_es_:signer1:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} Sales Rep: Sam Destefano {{$dtd1}} Date {{!Name2_es_:signer2:fullname:font(color=white, size=2)}} {{!Name3_es_:signer3:fullname:font(color=white, size=2)}} {{!Name1_es_:signer1:fullname:font(color=white, size=2)}} Sam Destefano (Sep 18, 2025 08:54:10 EDT) Sam Destefano Sep 18, 2025 Sam Destefano JA JA Neptune Rem LLC, a Delaware limited liability company (Sep 18, 2025 09:36:07 MDT) Neptune Rem LLC, a Delaware limited liability company Sep 18, 2025 Neptune Rem LLC, a Delaware limited liability company

Revised 06/17/2022 D.R. Horton Smart Home Disclosure Congratulations on your new D.R. Horton Smart Home! Your new home is equipped with technology that includes some or all of the following Internet-connected devices: a programmable thermostat; a door lock; a light switch; a touchscreen smart home control device; home security devices such as door and window contacts and motion detectors; a video doorbell; a garage door opener; and a smart speaker (collectively, “Smart Home Technology”), all of which are integrated by an automation platform hosted by Alarm.com. Other Smart Home Technology features may be offered for an additional charge. See your D.R. Horton sales representative for complete details on the Smart Home Technology included in your home. Some or all of the Smart Home Technology may be installed after closing, by a third-party installer or manufacturer (“Provider”). At that time, the Provider may activate certain components of the Smart Home Technology, provide training to you on how to use the Smart Home Technology, and provide information to you regarding additional services or products available for purchase. The Alarm.com home automation-only application (the “App”) is included at no charge to you for 36 months following the close of escrow on your home. Thereafter, the App may be purchased directly from the Provider for a monthly fee or, if you have contracted with the Provider for security monitoring services, the App is included with such security-monitoring services. In order to install and activate the Smart Home Technology and to provide you with training on how to use the Smart Home Technology and information regarding additional services or products available for purchase, D.R. Horton will provide your contact information to the Provider so the Provider can get in touch with you via telephone, email or U.S. mail to schedule an appointment. For the Smart Home Technology to work, you must obtain and pay for your own Internet service, and you may need to purchase compatible devices and maintain accounts with third parties for the services. The Provider will discuss these requirements with you prior to the appointment to ensure the installation and activation goes smoothly. D.R. Horton may receive compensation from the Provider if you purchase additional services or products from the Provider. IMPORTANT INSTALLATION DEADLINE: You have 120 days from the date you close escrow on your home (the “Deadline”) to schedule an appointment with the Provider. If you schedule an appointment with the Provider after the Deadline, you will be required to pay the Provider’s then-current labor and equipment costs to install and activate certain components of the Smart Home Technology and to train you on how to use the Smart Home Technology. PRIVACY DISCLOSURE: In connection with your purchase of a home from D.R. Horton, we will collect certain personal information from you. To learn more about the categories of personal information we collect, and how we may use or share that personal information, please view our Privacy Policy on our website at www.drhorton.com, as it may change from time to time. COLLECTION OF INFORMATION BY DEVICES: The Smart Home Technology may collect information about you and your use of the device. This information is collected, used and analyzed by the third-party providers of the devices and the Alarm.com automation platform. Use of such information is governed by the terms, conditions, policies and practices of such third-party providers only. D.R. Horton recommends that you carefully review your agreements with, and other terms and conditions published by, these third-party providers, as well as additional information about the Smart Home Technology by visiting www.drhorton.com/smart-home. D.R. Horton does not collect any information from these devices about you or your use of the devices.

Revised 06/17/2022 I acknowledge and agree that D.R. Horton does not make any representations or warranties that any or all of the Smart Home Technology is secure, will meet any of my needs or will provide any level of physical or cyber security for my home or otherwise – even if the Smart Home Technology is working as intended. Cell Phone #: Work Phone #: Home Phone #: Email Address (primary): Email Address (secondary): My New Home – Address /Direct Mail: 405 BELGIAN RED WAY, WAKE FOREST, NC 27587 Community/Subdivision Name: Projected Closing Date: 10/17/2025 BUYER(S): {{s2_es_:signer2:signature:dimension(width=50mm,height=10mm):font(size=10):align(left)}} Buyer: Neptune Rem LLC, a Delaware limited liability company {{$dtd2}} Date {{!Name2_es_:signer2:fullname:font(color=white, size=2)}} Neptune Rem LLC, a Delaware limited liability company (Sep 18, 2025 09:36:07 MDT) Neptune Rem LLC, a Delaware limited liability company Sep 18, 2025 Neptune Rem LLC, a Delaware limited liability company